EXHIBIT 99.1
TXU Merger Investor Presentation Executive Summary August 2007

Safe Harbor Statement and Additional Information This presentation contains forward-looking statements, including, among others, any statements identified as "assumptions," which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in the TXU Corp.'s filings with the Securities and Exchange Commission (SEC). Specifically, TXU Corp. (TXU) makes reference to the section entitled "Risk Factors" in its most recent Form 10-K and subsequent reports on Form 10-Q, and the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in its most recent definitive proxy statement. In addition to the risks and uncertainties set forth in the TXU 's SEC reports or periodic reports, the forward-looking statements described in this presentation could be affected by, among other things, changes in wholesale electricity prices, long-term natural gas prices, ERCOT heat rates, coal prices or uranium prices; changes in ERCOT market dynamics; changes in interest rates; the ability to manage TXU's construction program to a timely conclusion with limited cost overruns, including the ability to meet cost and schedule estimates for the construction of the proposed three new coal-fueled units and the ability to meet salvage value estimates for equipment previously ordered for the eight discontinued development units; the implementation of new regulations concerning carbon emission reduction; the commercial viability of alternative energy sources; the ability of TXU's retail business to achieve gross residential margin and market share estimates in the territories in which it operates; business uncertainty and contractual restrictions that may exist during the pendency of TXU's previously announced proposed merger; the amount of the costs, fees, expenses and charges related to the merger and the execution of certain financings that will be obtained to consummate the merger; the impact of the substantial indebtedness incurred to finance the consummation of such merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement governing the proposed merger; failure to obtain shareholder approval or any other failure to satisfy other conditions required to complete the transactions contemplated by the merger agreement, including required regulatory approvals; risks that the proposed merger disrupts current plans and operations and diverts management's attention from ongoing business concerns; and potential difficulties in employee retention as a result of the proposed merger. Many of the aforementioned risks and uncertainties are beyond TXU's ability to control or predict. Regulation G This presentation includes certain non-GAAP financial measures. Financial definitions and reconciliation of these measures to the most directly comparable GAAP measures is included in Appendix-Regulation G Reconciliations of the printed version of the slides and the version included on the company's website at www.txucorp.com under Investor Resources/Presentations. Additional Information and Where to Find It In connection with the proposed merger of TXU with Texas Energy Future Merger Sub Corp., a wholly-owned subsidiary of Texas Energy Future Holdings Limited Partnership (the "Merger"), TXU has filed a proxy statement with the SEC. A definitive proxy statement and a form of proxy has been mailed to the shareholders of TXU. BEFORE MAKING ANY VOTING DECISION, TXU'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. TXU's shareholders are able to obtain, without charge, a copy of the proxy statement and other relevant documents filed by TXU with the SEC from the SEC's website at http://www.sec.gov. TXU's shareholders are also able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Corporate Secretary, TXU Corp., Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, telephone: (214) 812-4600, or from TXU's website, http://www.txucorp.com/proxy. Participants in the Solicitation TXU and its directors and officers may be deemed to be participants in the solicitation of proxies from TXU's shareholders with respect to the Merger. Information about TXU's directors and executive officers and their ownership of TXU's common stock is set forth in TXU's definitive proxy statement. Shareholders may obtain additional information regarding the interests of TXU and its directors and executive officers in the Merger, which may be different than those of TXU's shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger.

Today's Agenda Transaction Process and Overview Dynamic evaluation process Non-management led buyout Fact-based process led by four independent directors and advisors Merger terms including a 50-day "go-shop" process, with no match rights, to help ensure maximum value for shareholders Management Stand-Alone Plan Evaluation of Offer Conclusion Meaningful implied premium based on fundamental and market analysis Offer maximizes value and is superior to the Stand-Alone Plan Other Value Considerations Relative to Stand-Alone Plan, investor group offer provides meaningful implied premium based on a variety of fact-based methodologies Other market signals confirm that the merger represents maximum value PUC approval of future transactions involving Oncor reduces likelihood of future premium (the investor group offer is grandfathered) Substantial uncertainty in underlying commodities and asset values Potential for value leakage from Luminant in high power price scenarios Possible downward revaluation of Oncor Potential for continued regulatory intervention in TXU Energy Market, legislative and regulatory challenges undermine integrated business model If the transaction is not completed, TXU would not expect to remain integrated Stand-Alone Plan entails separation into 3 businesses with high performance targets Each business would face challenges and opportunities going forward; the board determined that the investor group offer maximized value to shareholders

The Process Was Led By Independent Directors With Significant Transaction Experience Members of the Strategic Transactions Committee Experience Michael W. Ranger (chairman) Senior Managing Director, Diamond Castle Holdings, LLC Former Managing Director, Investment Banking, CSFB Former Managing Director and Group Head of Global Energy and Power Group, Investment Banking, DLJ Leldon E. Echols Former Executive Vice President and CFO, Centex Former Managing Partner, Audit Practice, Arthur Andersen LLP Jack E. Little Former President and Chief Executive Officer, Shell Oil Company Former President and Chief Executive Officer, Shell Exploration and Production Company Glenn F. Tilton Chairman, President and Chief Executive Officer, UAL Corporation and United Air Lines Former Non-Executive Chairman, Dynegy Former Vice-Chairman, Chevron Texaco Corporation Former Chairman and CEO, Texaco The Strategic Transactions Committee (STC) was led by directors with deep sector and functional expertise across Energy and M&A and advised by independent legal and financial advisors

The Board Concluded The Merger Maximized Value... 1 For a more comprehensive description of reasons see pages 22-26 of the proxy statement Issue Details1 The offer of $69.25/share represented best value to shareholders Offer represents a 25% premium both at announcement and today, and the TXU Board of Directors (Board) believed it remained a meaningful premium when reaffirming its decision on July 12, 2007 Offer maximizes value to shareholders and is superior to any alternative the Board considered, including high performance execution of the alternative Stand-Alone Plan Offer implies a meaningful premium to the value of the TXU baseload fleet ($/KW) and is equivalent to selling forward long-term natural gas at a premium to the value embedded in other securities with the same type of exposure A robust 50-day "go-shop" period, with no match rights, was conducted soliciting interest from over 70 parties with no superior offer received The current state of debt and equity markets make alternative transactions unlikely and could reduce the value of TXU's Stand-Alone Plan The offer minimized risk to existing shareholders Merger agreement transferred significant pre-closing legislative and regulatory risk to the investor group Offer transfers future regulatory, operational, construction and environmental risks to buyers Public policy environment has become more difficult since February Public Utility Commission of Texas (PUC) approval for any future transactions involving Oncor reduces likelihood of future premium Strong financing commitments from lenders were made to investor group $1 billion break fee to be paid by investor group in certain circumstances The offer was evaluated by objective and independent parties In February 2007 two advisors (Credit Suisse and Lazard) issued fairness opinions stating the proposal is fair, from financial point of view, to TXU shareholders Lazard updated its opinion in July stating the proposal is fair, from financial point of view, to TXU shareholders (Lazard terms currently have no incentive tied to closing deal) The process was led by the STC, which was composed of four independent and experienced directors No agreements have been struck with management regarding future employment under new ownership C. John Wilder does not intend to stay post closing

....And Offers A Significant Premium Over TXU's Next Best Alternative All methods reflect approximately the same 25% premium as implied at time of announcement Estimated acquisition premium as of August 9, 2007 08E; Percent #1 Announcement #3 DCF #5 Implied baseload asset values #6 Implied gas prices #4 Adjusted multiple Implied value in investor group offer ($ billions) 6.3 6.5 5.4 7.4 6.9

Today's Agenda Transaction Process and Overview Dynamic evaluation process Non-management led buyout Fact-based process led by four independent directors and advisors Merger terms including a 50-day "go-shop" process, with no match rights, to help ensure maximum value for shareholders Management Stand-Alone Plan Evaluation of Offer Conclusion Meaningful implied premium based on fundamental and market analysis Offer maximizes value and is superior to the Stand-Alone Plan Other Value Considerations Substantial uncertainty in underlying commodities and asset values Potential for value leakage from Luminant in high power price scenarios Possible downward revaluation of Oncor Potential for continued regulatory intervention in TXU Energy Relative to Stand-Alone Plan, investor group offer provides meaningful implied premium based on a variety of fact-based methodologies Other market signals confirm that the merger represents maximum value PUC approval of future transactions involving Oncor reduces likelihood of future premium (the investor group offer is grandfathered) Market, legislative and regulatory challenges undermine integrated business model If the transaction is not completed, TXU would not expect to remain integrated Stand-Alone Plan entails separation into 3 businesses with high performance targets Each business would face challenges and opportunities going forward; the board determined that the investor group offer maximized value to shareholders

In Light Of The Market, Regulatory And Legislative Challenges, Management's Stand-Alone Plan Contemplated A Separation Of Integrated TXU TXU shareholders TXU Corp Potential for incremental debt An Integrated Holding Company Three Separate Businesses Separation would likely have occurred through spin offs1 of both Oncor and TXU Energy Capital structures would have been tailored to minimize capital costs in light of prevailing market conditions Luminant likely to have retained existing TXU Corp. and Competitive Holdings debt and been recapitalized with up to $5 to $6 billion to support capex and redistributions to shareholders Oncor likely to have been separated with existing Oncor debt TXU Energy likely to have been separated without assuming existing or incremental leverage 1 In the scenario of tax-free distributions of Oncor and TXU Energy (retail) to current shareholders, the company is still expected to incur a significant tax expense TXU shareholders TXU shareholders TXU shareholders

The Stand-Alone Plan Assumes High Performance Components 08E 09E 10E 11E EBITDA2 4.6 5.5 6.0 5.8 Luminant 2.9 3.7 4.0 3.7 Oncor 1.4 1.4 1.5 1.5 TXU Energy (Retail) 0.3 0.4 0.5 0.6 Forward hedge position3 (0.1) (0.1) (0.2) (0.3) Total capex 2.6 2.0 1.3 1.3 Luminant 1.9 1.3 0.6 0.5 Oncor 0.7 0.7 0.7 0.8 TXU Energy (Retail) 0.1 < 0.1 < 0.1 < 0.1 Indicative EBITDA1 and Capex 08E-11E; $ billions Even with a high performance plan, the valuation of the Stand-Alone Plan is inferior to the investor group offer 1 For assumptions upon which these projections are based, see pages 48-51 of the proxy statement 2 See Appendix - Regulation G Reconciliations for definition and reconciliation 3 As of June 30, 2006, estimated mark-to-market value of forward hedge positions for the natural gas trades in the long-term corporate hedging program. Not included in EBITDA (mark- to-market impact flows through income statement in 2007)

The Plan Reflects Market Assumptions For Commodity Drivers And High Performance Targets For Operational Drivers Assumption Units 08E 09E 10E 11E HSC natural gas price $/MMBtu 8.13 8.30 8.14 7.87 HSC 7X24 ERCOT heat rate MMBtu/MWh 8.1 8.3 8.3 8.3 7X24 ERCOT power price $/MWh 66 69 68 65 Oncor load growth rate % 2 2 2 2 Coal generation TWh 43 52 61 61 Nuclear generation TWh 19 20 20 20 Total residential volumes1 TWh 28 30 32 35 Average residential gross margin1 $/MWh 20 20 23 23 The Board compared the value implied in this plan versus the investor group offer and determined the offer maximized value 1 Includes volumes within Oncor service territory as well as out-of-territory growth in ERCOT; gross margins reflect estimated weighted average across all residential customers in ERCOT

New name Former name TXU Power/Wholesale/ Construction/Development TXU Energy TXU Electric Delivery Mission Meet customers' power needs through operation, origination and construction of the most efficient and environmentally friendly supply technologies Manage customers' risks through wholesale products Become a national leader in competitive retail electricity by achieving industry leading customer service and creating an innovative set of new products and services to meet customers' needs and use electricity more efficiently Become the most economical and reliable transmission and distribution service company in the US through a commitment to redefine top decile reliability and cost performance Competitive position 2nd largest deregulated output Industry leading performance 2 GW of active development Low cost lignite reserves 64 TWh of baseload production Large scale competitive retailer Strong brand recognition Superior service Most innovative product portfolio 6th largest T&D company High growth region Top quartile performance No commodity exposure Efficient capital recovery Strategic flexibility through separation Structurally advantaged and strategically nimble generator well-positioned to lead buildout of over 300 GW of new generation needed in US over the next 15 years No longer affiliated with baseload generation; on the same competitive and regulatory "playing field" as leading competitors; positioned to enter markets outside of ERCOT Pure play wires company with no commodity exposure; well positioned to lead massive infrastructure buildout across US Each Business Is Structurally Advantaged And Enabled By Separation...

.... But Faces Challenges Going Forward Business Challenges Carbon regulation Forced divestiture of assets due to potential zonal capacity caps Rising raw material, fuel and labor costs Hedges limit ability to benefit from 07-12 gas price increases Incremental leverage and recapitalization could be more costly in current environment New generation that will lower heat rates and power prices PUCT authority over future acquisitions of Texas based utilities limits strategic flexibility and potential ability to obtain acquisition premiums in other transactions Potential for changes in authorized ROE Continued regulatory intervention in Texas competitive market framework including potential price caps Aggressive competitors looking to gain share from the former monopoly/incumbent Ability to sustain profitability in high commodity environment

Today's Agenda Transaction Process and Overview Dynamic evaluation process Non-management led buyout Fact-based process led by four independent directors and advisors Merger terms including a 50-day "go-shop" process, with no match rights, to help ensure maximum value for shareholders Management Stand-Alone Plan Evaluation of Offer Conclusion Meaningful implied premium based on fundamental and market analysis Offer maximizes value and is superior to the Stand-Alone Plan Other Value Considerations Substantial uncertainty in underlying commodities and asset values Potential for value leakage from Luminant in high power price scenarios Possible downward revaluation of Oncor Potential for continued regulatory intervention in TXU Energy Relative to Stand-Alone Plan, investor group offer provides meaningful implied premium based on a variety of fact-based methodologies Other market signals confirm that the merger represents maximum value PUC approval of future transactions involving Oncor reduces likelihood of future premium (the investor group offer is grandfathered) Market, legislative and regulatory challenges undermine integrated business model If the transaction is not completed, TXU would not expect to remain integrated Stand-Alone Plan entails separation into 3 businesses with high performance targets Each business would face challenges and opportunities going forward; the board determined that the investor group offer maximized value to shareholders

The Board Considered A Variety Of Methodologies To Estimate The Premium In The Offer Relative To The Stand-Alone Plan

	Methodology	Description	Midpoint implied premium at announcement in February	Midpoint implied premium considered by the Board in July[1]	Midpoint implied premium on August 9
1	*Announcement premium*	▪ Comparison of offer to stock price prior to announcement and performance of comparables since announcement	25%	17%	24%
2	*"Go-shop" process*	▪ Market tests via robust "go shop" process that solicited interest from over 70 companies	N/A	✔[3]	✔[3]
3	*DCF*	▪ Comparison of offer to DCF value of changes since announcement	17%	14%	20%
4	*Comparable multiples*	▪ Comparison of multiples (P/E, EV/EBITDA[2]) in offer to comparable companies	26%	16%	30%
5	*Implied baseload asset values*	▪ Comparison of implied baseload asset value in offer to fundamental and market signals	23%	10%	25%
6	*Implied gas price*	▪ Comparison of implied long-term gas price in offer to fundamental and market signals	30%	8%	27%
7	*LBO economics*	▪ Management's view, following consultation with independent financial advisers, of LBO economics in Transaction	✔[3]	✔[3]	✔[3]

- *In early July, the Board concluded that in spite of market fluctuations the implied premium in the offer was still meaningful*
- *In early August, the implied premium remains at 25%, as was the case at the time of announcement*

[1] Based on information as of July 2, 2007
[2] See Appendix – Regulation G Reconciliations for definition
[3] "Go-shop" process confirmed no better offer, LBO economics suggest significant risk transfer

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#1: Upon Announcement, The Transaction Provided A Significant Premium To TXU's Market Value 40-day average 20-day average Transaction A 55.01 55.61 69.25 Material transaction premium... Share price comparison 07; $/share at close Mean Median Transaction A 23.9 23.9 24.6 ....is comparable to other recent large transactions,... Transaction premiums for deals > $10 billion1 05-07; Percent FPL / CEG EXC / PEG DUK / CIN TXU A 18 15 14 25 ....other recent energy transactions... Premiums for power transactions1 04-07; Percent Integrated Merchants Transaction A 8.1 9.4 ....and implied multiples for the power sector Average power sector EV/EBITDA2 07E; Multiple 1 Comparable transaction premiums over the last 3 years based on the average closing price during the 20 trading-day period prior to announcement 2 See Appendix - Regulation G Reconciliations for definition 3 Integrated merchants includes AYE, CEG, EXC, FE, PEG, PPL. EV/EBITDA multiple is based on 2008 Consensus EBITDA estimate 4 Transaction EV/EBITDA multiple is based on management's February estimate of 2007 year end debt and 2008 EBITDA 25% 3 4 Implies a 26% premium

#1: The Offer Continues To Imply A Significant Premium To Management's Stand-Alone Plan Implied premium in offer1 Feb 07- Aug 07; Percent Applying the updated multiples of the comparables to TXU revised forecast implies a 19-28% premium over management's Stand-Alone Plan5 1 Based on 25% premium at announcement and changes based on comparable EV/ 08 EBITDA ratios and management estimates of TXU 08 EBITDA 2 Lazard represents mean EV/08EBITDA of AEP, AYE, CEG, EIX, NRG, RRI, SRE 3 Integrated represents mean EV/08EBITDA of AYE,CEG,EXC,FE,PEG,PPL 4 Weighted is 70% IPP and 30% T&D; IPP represents mean EV/08 EBITDA of DYN, MIR, NRG, RRI;T&D represents mean EV/EBITDA of CNP,EAS,ED,ITC,NST,NU,POM 5 See Appendix for calculation Lazard2 Integrated3 Weighted4 Average premium 25% 17% 24% Considered by the board in February Considered by the board in July August 9, 2007 (Today)

#2: ...That Was Further Confirmed Through A Rigorous "Go- Shop" Process 43 31 9 11 4 6 Requested confidentiality agreement Parties Contacted 0 Definitive proposals 50 days ending 4/16/07 Financial buyers: Strategic buyers: 0 Signed confidentiality agreement During the 50-day "Go-Shop" period Lazard contacted 74 parties including utilities, energy companies, financial buyers and infrastructure investors, but received no definitive proposals likely to be superior to the Transaction Different structures and partnerships were explored to maximize potential offer The majority of the increase in the returns of the comparable companies occurred during the "Go-Shop" process, allowing potential bidders to include the market view in their thinking

#3: A DCF Analysis Of Estimated Changes Since Announcement Affirms A Strong Premium Remains pre announcement - 55.6 NG price 55.6 0.3 HG 55.7 0.2 PTB 55.4 0.3 Fuel 54.3 1.1 Ref plants 51.1 3.2 Increase of Long Term Gas 51.1 6.5 Implied value 57.6 TXU equity value 07; $/share Price at announ- cement Increase in natural gas price (07-12)1 Implied price today Reduction in new build program5 The combination of negative impacts during the short term period with positive impacts in the long term outlook of natural gas (increases between $0.60 and $1.30/MMBtu)continue to imply a premium of 15%-26%6 A bottoms up DCF analysis supports the same premium range Midpoint increase in natural gas price (2013+)6 Higher coal cost4 Decrease in market heat rate (07-12)2 Retail discount3 Investor group offer 1 Impact of TXU cash flow based on increase of liquid period gas prices (07-12) between Feb 20, 2007 and Aug 9, 2007 2 Decrease of liquid period heat rate between Feb 20, 2007 and Aug 9, 2007 3 Increased Retail discount from 6% to 10% starting Jun 2007 for legacy PTB customers 4 Reflects $0.15/MMBtu higher PRB cost 5 Value reduction due to Governor's order being declared unconstitutional and the subsequent suspension of reference plants (3 were included in Feb.) 6 2013+ NYMEX has increased ~$1/MMBtu (between $0.60- $1.30/MMBtu) since announcement based on values embedded in comparable securities per management's analysis (could represent other changes including heat rates, coal prices, future merger activity); move in 2012 forward would suggest ~$0.75/MMBtu or $5/share

#4: TXU Has Historically Traded At A Discount To Comparable Indexes On A P/E And EV/EBITDA1 Basis TXU Integrated2 Integrated TXU 2/21/2006 7.64 6.76 2/22/2006 7.68 6.69 2/23/2006 7.66 6.69 2/24/2006 7.68 6.69 2/25/2006 7.68 6.69 2/26/2006 7.68 6.69 2/27/2006 7.75 6.94 2/28/2006 7.7 6.91 3/1/2006 7.68 6.89 3/2/2006 7.68 6.96 3/3/2006 7.69 6.96 3/4/2006 7.69 6.96 3/5/2006 7.69 6.96 3/6/2006 7.54 6.76 3/7/2006 7.53 6.66 3/8/2006 7.53 6.59 3/9/2006 7.48 6.58 3/10/2006 7.53 6.58 3/11/2006 7.53 6.58 3/12/2006 7.53 6.58 3/13/2006 7.56 6.52 3/14/2006 7.62 6.6 3/15/2006 7.64 6.68 3/16/2006 7.62 6.79 3/17/2006 7.57 6.78 3/18/2006 7.57 6.78 3/19/2006 7.57 6.78 3/20/2006 7.51 6.69 3/21/2006 7.44 6.57 3/22/2006 7.5 6.58 3/23/2006 7.47 6.59 3/24/2006 7.46 6.55 3/25/2006 7.46 6.55 3/26/2006 7.46 6.55 3/27/2006 7.42 6.51 3/28/2006 7.39 6.51 3/29/2006 7.43 6.55 3/30/2006 7.37 6.44 3/31/2006 7.36 6.29 4/1/2006 7.36 6.29 4/2/2006 7.36 6.29 4/3/2006 7.36 6.38 4/4/2006 7.42 6.42 4/5/2006 7.46 6.43 4/6/2006 7.38 6.36 4/7/2006 7.31 6.29 4/8/2006 7.31 6.29 4/9/2006 7.31 6.29 4/10/2006 7.32 6.37 4/11/2006 7.26 6.3 4/12/2006 7.28 6.34 4/13/2006 7.27 6.32 4/14/2006 7.27 6.32 4/15/2006 7.27 6.32 4/16/2006 7.27 6.32 4/17/2006 7.25 6.34 4/18/2006 7.36 6.43 4/19/2006 7.37 6.53 4/20/2006 7.52 6.6 4/21/2006 7.5 6.93 4/22/2006 7.5 6.93 4/23/2006 7.5 6.93 4/24/2006 7.57 6.87 4/25/2006 7.5 6.79 4/26/2006 7.42 6.74 4/27/2006 7.49 6.72 4/28/2006 7.53 6.69 4/29/2006 7.53 6.69 4/30/2006 7.53 6.69 5/1/2006 7.48 6.71 5/2/2006 7.58 7.36 5/3/2006 7.54 7.32 5/4/2006 7.57 7.26 5/5/2006 7.68 7.42 5/6/2006 7.68 7.42 5/7/2006 7.68 7.42 5/8/2006 7.65 7.34 5/9/2006 7.64 7.28 5/10/2006 7.66 7.25 5/11/2006 7.6 7.27 5/12/2006 7.53 7.24 5/13/2006 7.53 7.24 5/14/2006 7.53 7.24 5/15/2006 7.56 7.25 5/16/2006 7.56 7.26 5/17/2006 7.47 7.17 5/18/2006 7.56 7.1 5/19/2006 7.57 7.11 5/20/2006 7.57 7.11 5/21/2006 7.57 7.11 5/22/2006 7.59 7.19 5/23/2006 7.54 7.12 5/24/2006 7.56 7.17 5/25/2006 7.6 7.28 5/26/2006 7.66 7.37 5/27/2006 7.66 7.37 5/28/2006 7.66 7.37 5/29/2006 7.66 7.37 5/30/2006 7.59 7.32 Forward EV/EBITDA3 Feb 06-Feb 07; Ratio Integrated TXU 2/21/2006 17.08 9.15 2/22/2006 17.2 8.98 2/23/2006 17.13 9 2/24/2006 17.19 8.98 2/25/2006 17.19 8.98 2/26/2006 17.19 8.98 2/27/2006 17.43 9.51 2/28/2006 14.04 9.39 3/1/2006 13.99 9.35 3/2/2006 13.99 9.49 3/3/2006 14.01 9.49 3/4/2006 14.01 9.49 3/5/2006 14.01 9.49 3/6/2006 13.6 9.08 3/7/2006 13.55 8.86 3/8/2006 13.56 8.72 3/9/2006 13.42 8.69 3/10/2006 13.57 8.7 3/11/2006 13.57 8.7 3/12/2006 13.57 8.7 3/13/2006 13.65 8.57 3/14/2006 13.83 8.73 3/15/2006 13.88 8.91 3/16/2006 13.97 8.9 3/17/2006 13.85 8.88 3/18/2006 13.85 8.88 3/19/2006 13.85 8.88 3/20/2006 13.67 8.68 3/21/2006 13.48 8.45 3/22/2006 13.63 8.45 3/23/2006 13.55 8.49 3/24/2006 13.53 8.4 3/25/2006 13.53 8.4 3/26/2006 13.53 8.4 3/27/2006 13.4 8.32 3/28/2006 13.33 8.32 3/29/2006 13.45 8.39 3/30/2006 13.27 8.18 3/31/2006 13.09 8.06 4/1/2006 13.09 8.06 4/2/2006 13.09 8.06 4/3/2006 13.08 8.24 4/4/2006 13.25 8.32 4/5/2006 13.38 8.36 4/6/2006 13.15 8.21 4/7/2006 12.94 8.06 4/8/2006 12.94 8.06 4/9/2006 12.94 8.06 4/10/2006 12.97 8.23 4/11/2006 12.81 8.08 4/12/2006 12.87 8.17 4/13/2006 12.84 8.13 4/14/2006 12.84 8.13 4/15/2006 12.84 8.13 4/16/2006 12.84 8.13 4/17/2006 12.78 8.16 4/18/2006 13.1 8.36 4/19/2006 13.12 8.57 4/20/2006 13.23 8.76 4/21/2006 13.19 9.45 4/22/2006 13.19 9.45 4/23/2006 13.19 9.45 4/24/2006 13.38 9.32 4/25/2006 13.2 9.15 4/26/2006 12.98 9.05 4/27/2006 13.16 9.01 4/28/2006 13.27 9.07 4/29/2006 13.27 9.07 4/30/2006 13.27 9.07 5/1/2006 13.13 9.12 5/2/2006 13.42 10.51 5/3/2006 13.3 10.43 5/4/2006 13.39 10.29 5/5/2006 13.69 10.63 5/6/2006 13.69 10.63 5/7/2006 13.69 10.63 5/8/2006 13.61 10.48 5/9/2006 13.57 10.35 5/10/2006 13.64 10.29 5/11/2006 13.47 10.33 5/12/2006 13.29 10.25 5/13/2006 13.29 10.25 5/14/2006 13.29 10.25 5/15/2006 13.37 10.27 5/16/2006 13.38 10.3 5/17/2006 13.13 10.09 5/18/2006 13.18 9.87 5/19/2006 13.22 9.89 5/20/2006 13.22 9.89 5/21/2006 13.22 9.89 5/22/2006 13.26 10.08 5/23/2006 13.12 9.92 5/24/2006 13.19 10.02 5/25/2006 13.32 10.26 5/26/2006 13.47 10.45 5/27/2006 13.47 10.45 5/28/2006 13.47 10.45 5/29/2006 13.47 10.45 5/30/2006 13.28 10.34 Forward P/E3 Feb 06- Feb 07; Ratio Avg=14.5 Avg=10.4 Avg=7.3 Avg=7.8 P/E implied in offer = 15.7x4 EV/EBITDA implied in offer =10.0x4 On average, TXU was traded at a 4.1 turn discount to comparable indexes on a forward P/E basis and a 0.5 turn discount on a forward EV/EBITDA basis This discount can largely be explained through adjusting the multiples for underwater contracts (POLR obligations), securitization and step out growth programs5 Wall Street analysts have identified a number of reasons that TXU trades at a discount 1 See Appendix - Regulation G Reconciliations for definition 2 Includes AYE, CEG, EXC, FE, PEG, PPL 3 Equity and enterprise values based on the given day divided by FY+2 net income or EBITDA 4 Based on management's Stand-Alone Plan 5 See appendix for methodology

#4: The Offer Implies A Significant Premium On Both A Conventional And Adjusted Multiples Basis

Comparable group	EV/EBITDA[1]	EV/EBITDA adjusted for average historic discount[2]
Lazard[3]	8.2	7.7
Integrated[4]	8.8	8.3
Weighted[5]	8.9	8.4
TXU	10.0	10.0
Mean implied premium	*26%*	*38%*

- ***Current trading multiples for peer companies suggest a premium of between 26%-38%***
- ***The premium is consistent with this range when both TXU and the comparables are adjusted for underwater contracts/POLR agreements, securitization and step out growth (e.g., TXU new build)[6]***

[1] As of Aug 9, 2007; assumes a per share price of $69.25 for TXU; see Appendix – Regulation G Reconciliations for definition
[2] Comparables adjusted for historic discount between Feb 06 and Feb 07 (0.5x EV/EBITDA adjustment)
[3] Lazard represents mean of AEP, AYE, CEG, EIX, NRG, RRI, SRE; P/E excludes RRI
[4] Integrated represents mean of AYE,CEG,EXC, FE, PEG, PPL
[5] Weighted is 70% IPP and 30% T&D. IPP represents mean of DYN, MIR, NRG, RRI;T&D represents mean multiple of CNP,EAS,ED,ITC,NST,NU,POM; P/E excludes RRI
[6] See appendix for adjustment methodology
Source: Capital IQ, company filings, company presentations, equity research reports

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#5: The Implied Value For Luminant's Baseload Assets In The Investor Group's Offer Represents A Significant Premium

Equivalent ERCOT baseload asset value[1]
08E; $/KW


Assumes no value for recently permitted plants
3,180
Assumes full value for recently permitted plants
2,630
2,130
2,240
Implied baseload value in investor group offer
Mean replacement costs for coal and nuclear plants
Mean comparable equity securities[2]

Implied premium on Luminant baseload assets[3] ($ billions)	5.0	3.9
Implied premium on Oncor and TXU Energy ($ billions)	2.0	2.0
Total premium ($ billions)	7.0	5.9
Implied premium for TXU (percent)	*28%*	*22%*

1 Baseload value implied in Aug 9, 2007 enterprise value, corrected for differences of short-term power prices, long-term gas basis differential, long-term CCGT reinvestment economics, capacity factor, emission control capex, fuel price, CO2 tax pass through and state tax difference
2 Comparable securities include AYE, CEG, EXC, MIR, NRG, PEG, PPL, RRI; based on Northbridge analysis
3 Premium based on assuming full value for recently permitted plants

20

#6: The Investor Group Offer Implies A Higher Long-Term Gas Price Than Is Indicated By Other Market Signals

Long-term (2013+) Henry Hub natural gas prices
$/MMBtu



Assumes no value for recently permitted plants
9.6
Assumes full value for recently permitted plants
7.9
6.0
6.7
6.4
Implied in investor group offer
Mean replacement costs for incremental North American production
Mean implied in comparable Power equity securities¹
Mean implied in long lived E&P equity securities²

Implied premium on Luminant baseload assets[3] ($ billions)	6.0	3.9	4.7
Implied premium on Oncor and TXU Energy ($ billions)	2.0	2.0	2.0
Total premium ($ billions)	8.0	5.9	6.7
Implied premium for TXU (percent)	*33%*	*23%*	*26%*

[1] Includes AYE, CEG, EXC, MIR, NRG, PEG, PPL, and RRI, based on Northbridge analysis
[2] Includes COG, KWK, SWN
[3] Premium based on assuming full value for recently permitted plants

21

#7: Analysis Of Hypothetical LBO Economics Suggests A Highly Volatile Return Profile Linked To Natural Gas And Exit Multiples Equivalent 2013 exit EV/EBITDA multiple (ratio) 2013+ NYMEX ($/MMBtu) Hypothetical return on investment1 (%) 6.6 6.0 -36% 7.2 6.5 -13% 7.7 7.0 -2% 8.3 7.5 5% 8.8 8.0 11% 9.4 8.5 16% 10.0 9.0 20% Even assuming financing was available, current credit conditions would reduce the amount a new LBO buyer would be willing to pay to replicate the same returns2 1 Based on management's view, following consultation with Lazard, and the current TXU plan does not account for potential business model changes by the investor group 2 Assuming new buyer capitalization structure would be 75% debt and debt would be 100 bps more expensive, buyer could only pay $66/share to replicate economics at $8.00/MMBtu long-term gas

The Current TXU Trading Price Suggests That The Market Believes A Meaningful Premium Exists In The Deal Assumed probability of close (Percent) Implied TXU stock price if deal breaks1 ($/share) Implied premium in offer (Percent) 20% 62.4 11% 40% 60.4 15% 60% 56.5 23% 80% 44.8 55% The current value for TXU's security suggests that if the deal was to break, TXU's security would likely trade meaningfully below $69.25 share 1 Based on stock price as of Aug 9, 2007; assumes closure in 4th quarter 2007, 8% cost of equity Based on August 9, 2007 share price of $63.55/share and transaction price of $69.25/share

Today's Agenda Transaction Process and Overview Dynamic evaluation process Non-management led buyout Fact-based process led by four independent directors and advisors Merger terms including a 50-day "go-shop" process, with no match rights, to help ensure maximum value for shareholders Management Stand-Alone Plan Evaluation of Offer Conclusion Meaningful implied premium based on fundamental and market analysis Offer maximizes value and is superior to the Stand-Alone Plan Other Value Considerations Substantial uncertainty in underlying commodities and asset values Potential for value leakage from Luminant in high power price scenarios Possible downward revaluation of Oncor Potential for continued regulatory intervention in TXU Energy Relative to Stand-Alone Plan, investor group offer provides meaningful implied premium based on a variety of fact-based methodologies Other market signals confirm that the merger represents maximum value PUC approval of future transactions involving Oncor reduces likelihood of future premium (the investor group offer is grandfathered) Market, legislative and regulatory challenges undermine integrated business model If the transaction is not completed, TXU would not expect to remain integrated Stand-Alone Plan entails separation into 3 businesses with high performance targets Each business would face challenges and opportunities going forward; the board determined that the investor group offer maximized value to shareholders

The Board Believed That Potential For Value Leakage Increased Across Each Of TXU's Businesses In High Power Price Environments Suppliers PRB transportation costs up almost 100% Uranium costs up 1000% Labor rates up 90% over the last 2 years Construction and equipment costs up 40% in last 2 years Competitors/substitutes /new entrants 68 GW of proposed new capacity in ERCOT Potential for new technologies Potential for low cost labor Customers/3rd party stakeholders Price caps (retail/ wholesale) Increased permitting timelines Forced environmental retrofits or taxes Reduced authorized ROEs Competitive markets are efficient; if economic rent exists, all parts of the supply chain will seek ways to capture it Reduced Value Capture

Competitors Will Likely Add Capacity In High Power Price Environments That Would Cannibalize Potential Value

Levelized breakeven power cost for different technologies[1]
$/MWh



79
70
61
61
59
Implied power price in offer[2]
IGCC
Nuclear
Wind
SCPC
CCGT @ $6.50/MMBtu

	IGCC	Nuclear	Wind	SCPC	CCGT @ $6.50/MMBtu
Expected to come on line by 2012 (GW)	0	0	6.0	4.0	1.6
Incremental proposed new build in ERCOT (GW)	1	19	23	4	11

Before the market reached the long term power price implied in the offer, it is likely new capacity would be added to cannibalize the power price; over 11 GW of new capacity is expected to be on line in ERCOT by 2012

[1] Assumes cost to build for nuclear of $2,500/Kw; IGCC--$2,200/Kw; wind--$1,500/Kw; SCPC--$1,800/Kw ; CCGT--$ 650/Kw at 6.45 heat rate; 10% IRR; Nuclear receives federal loan guarantee and 25% of allocated production tax credits for first 8 years; $20/MWh wind PTC per year for the first 10 years
[2] Range based on the value attributed to Oak Grove and Sandow 5 (low end of range equals full value- high end of range equals no value)

26

T&D Businesses Are Currently Trading Significantly Above Their Long-Term Averages 3/31/1992 1.203704583 1.36 0.072977903 6/30/1992 1.254668863 1.36 0.073693175 9/30/1992 1.284978555 1.36 0.066121563 12/31/1992 1.309922934 1.36 0.067274516 3/31/1993 1.408029855 1.36 0.062489016 6/30/1993 1.394670011 1.36 0.059753016 9/30/1993 1.403847359 1.36 0.056046349 12/31/1993 1.298724761 1.36 0.05594371 3/31/1994 1.122582926 1.36 0.060708226 6/30/1994 1.028359381 1.36 0.070802063 9/30/1994 0.956528076 1.36 0.073197143 12/30/1994 0.967419732 1.36 0.078298525 3/31/1995 1.010669384 1.36 0.074657213 6/30/1995 1.120497898 1.36 0.065898065 9/29/1995 1.135615718 1.36 0.063217903 12/29/1995 1.207038429 1.36 0.058909344 3/29/1996 1.136144944 1.36 0.05908918 6/28/1996 1.106492441 1.36 0.067105781 9/30/1996 0.97379208 1.36 0.067653175 12/31/1996 1.056479398 1.36 0.063449677 3/31/1997 0.985327653 1.36 0.065557167 6/30/1997 1.002116676 1.36 0.066931875 9/30/1997 1.057434141 1.36 0.062354844 12/31/1997 1.320431821 1.36 0.058999677 3/31/1998 1.450032589 1.36 0.055840492 6/30/1998 1.521741422 1.36 0.055892063 9/30/1998 1.607558451 1.36 0.051985313 12/31/1998 1.71753183 1.36 0.046540484 3/31/1999 1.533651145 1.36 0.049952787 6/30/1999 1.675549945 1.36 0.055365469 9/30/1999 1.40907348 1.36 0.058796719 12/31/1999 1.329442223 1.36 0.061388387 3/31/2000 1.274875463 1.36 0.064685714 6/30/2000 1.370571583 1.36 0.061804127 9/29/2000 1.526067478 1.36 0.058853333 12/29/2000 1.572098312 1.36 0.055656452 3/30/2001 1.429754735 1.36 0.050362903 6/29/2001 1.377869141 1.36 0.052586667 9/28/2001 1.297647268 1.36 0.04981082 12/31/2001 1.298909622 1.36 0.047358065 3/28/2002 1.337158855 1.36 0.050622667 6/28/2002 1.238356376 1.36 0.050839531 9/30/2002 1.259787686 1.36 0.042478125 12/31/2002 1.34066679 1.36 0.039899839 3/31/2003 1.155992979 1.36 0.039034918 6/30/2003 1.318172299 1.36 0.03606381 9/30/2003 1.318236686 1.36 0.042124844 12/31/2003 1.375502724 1.36 0.042688548 3/31/2004 1.43227966 1.36 0.039942742 6/30/2004 1.367191817 1.36 0.045824677 9/30/2004 1.438987432 1.36 0.042873594 12/31/2004 1.679098178 1.36 0.041639839 3/31/2005 1.676809981 1.36 0.042936557 6/30/2005 1.855559401 1.36 0.041502031 9/30/2005 1.808340024 1.36 0.042072031 12/30/2005 1.650741292 1.36 0.044837541 3/31/2006 1.608474633 1.36 0.045728065 6/30/2006 1.60101009 1.36 0.050677778 9/29/2006 1.722271533 1.36 0.048887143 12/29/2006 1.882516844 1.36 0.046262258 3/31/2007 1.940548785 1.36 0.046748065 6/30/2007 1.859486549 1.36 0.048424127 7/30/2007 1.801579406 1.36 0.049462692 Market/book ratio1 92-07; Ratio T&D index1 1 Includes CNP, EAS, ED, ITC, NST, NU, POM T&D businesses are currently trading 38% above their 15 year average; policy makers may attempt to correct this by reducing authorized ROEs 15 year average market /book ratio 10 year US treasury rate 92-07; Percent 10 year UST

Commodity Price Volatility May Put Retail Margins At Risk Competitively passing through commodity prices may be required for the retail business to maintain competitive gross margins of $25-$35/MWh 1 Gross margin equals retail price minus cost of power minus cost of wires; does not include hedging, collateral, bad debt or revenue taxes 2 Based on forward curve as of Aug 8, 2007 120 130 132 140 150 7.00 17 27 29 37 47 8.00 6 16 18 26 36 8.40 2 12 14 22 32 9.00 -4 6 8 16 26 Natural gas prices $/MMBtu Residential retail prices $/MWh 2010 forward NYMEX price2 Current TXU standard rate (FlexProtect) Residential gross margin1 $/MWh

Today's Agenda Transaction Process and Overview Dynamic evaluation process Non-management led buyout Fact-based process led by four independent directors and advisors Merger terms including a 50-day "go-shop" process, with no match rights, to help ensure maximum value for shareholders Management Stand-Alone Plan Evaluation of Offer Conclusion Meaningful implied premium based on fundamental and market analysis Offer maximizes value and is superior to the Stand-Alone Plan Other Value Considerations Substantial uncertainty in underlying commodities and asset values Potential for value leakage from Luminant in high power price scenarios Possible downward revaluation of Oncor Potential for continued regulatory intervention in TXU Energy Relative to Stand-Alone Plan, investor group offer provides meaningful implied premium based on a variety of fact-based methodologies Other market signals confirm that the merger represents maximum value PUC approval of future transactions involving Oncor reduces likelihood of future premium (the investor group offer is grandfathered) Market, legislative and regulatory challenges undermine integrated business model If the transaction is not completed, TXU would not expect to remain integrated Stand-Alone Plan entails separation into 3 businesses with high performance targets Each business would face challenges and opportunities going forward; the board determined that the investor group offer maximized value to shareholders

The Board Concluded The Investor Group Offers A Significant Premium Over TXU's Next Best Alternative All methods reflect approximately the same 25% premium as implied at time of announcement Estimated acquisition premium as of August 9, 2007 08E; Percent #1 Announcement #3 DCF #5 Implied baseload asset values #6 Implied gas prices #4 Adjusted multiple Implied value in investor group offer ($ billions) 6.3 6.5 5.4 7.4 6.9

Achieving The Value Assumed In The Stand-Alone Plan Requires High-Performance Results From The Base Businesses Commodity Regulatory Environmental Current forward curve actualizes and long-term gas prices remain above $6.35/MMBtu Gas remains on the margin 100% of the time, notwithstanding potential impacts of demand destruction or supply additions Long-term ERCOT market heat rates equilibrate at CCGT reinvestment economics (no overbuild) Mine-mouth PRB costs remain on the long-term cost curve and the two Western railroads do not exert natural gas parity pricing Interest rates remain low, maintaining historically low costs of capital Public policy makers allow the retail market to work and competitors to achieve sustainable margins throughout the commodity cycle Public policy makers allow the wholesale market to work and allow marginal capacity to recover marginal costs and a return on capital No forced generation divestiture US carbon regulations develop such that prices remain below $15/ton, and industry supported allocation methodologies are implemented Current environmental regulation trajectories (CAIR, CAMR) remain in place for regulated pollutants (SOx, NOx, Hg) Operations Continued capital investments will allow currently operating facilities to continue to operate for more than the next 30 years Productivity gains can be made to offset inflationary costs Solid fuel capacity factors can be maintained above 90% What has to be achieved to execute Stand-Alone Plan Even if these conditions are achieved, the Stand-Alone Plan is inferior to the investor group offer

Matching The Premium Implied In The Offer Price Would Require Substantial Additional Value Capture On Top Of The Base Plan Along with executing the Stand-Alone plan, incremental value would be required to match the implied offer premium of 25%1 1 Equivalent to each initiative individually 2 Assumes 20% premium over fair value 3 Assumes no premium on Oncor or TXU Energy Successfully originating, developing and constructing 15 TXU reference plants coming on line starting in 2013 Reducing costs by $800 million per year: 130% of Power O&M; 60% of total TXU (excl T&D) non-fuel cost Reducing coal costs by $40/ton (All-in coal cost is $30/ton) Increasing baseload output by 20 TWh (23% increase in capacity factor across existing and proposed plants) Increasing (and sustaining) retail residential gross margins from $23/MWh to $55/MWh Buying a merchant generator2 and increasing EBITDA by 110% (operations synergies would likely add only 12%) An upward shift of the 2013+ levelized gas price by $2.20/MMBtu across all years3 These scenarios are highly speculative or difficult to achieve Alternatives that would match the implied deal premium of 25%

The Board Recommends That TXU Shareholders Vote For The Transaction Prior to the initial inquiries from the investor group, management had been working with the Board to refine its optimal Stand-Alone Plan The Stand-Alone Plan consisted initially of a separation of Oncor but transformed into a three way split to more fully separate the generation and retail businesses in light of market, regulatory and legislative challenges If the transaction is not completed, TXU does not expect to continue as an integrated company The Stand-Alone Plan contemplated a reduction in the number of new coal units and a price cut for North Texas retail customers If the transaction is not completed, TXU does not expect to continue as an integrated company In parallel to developing this Plan, the Board evaluated the investor group offer relative to management's Stand-Alone Plan and other strategic options and decided in February that the investor group offer maximized value for TXU shareholders The process was led by experienced independent directors and advisors and no management has entered into employment arrangements with the investor group The offer represented a 25% premium to the average closing price during the 20 trading-day period prior to rumors of the merger The offer represented a 17%-30% premium over fundamental and market valuations The Board viewed the offer as a significant premium over the projected potential value of TXU even assuming perfect execution of management's Stand-Alone Plan

The Board Recommends That TXU Shareholders Vote For The Transaction (cont) In light of volatile commodity and equity market signals, the Board reevaluated its recommendation in July and affirmed the recommendation based on a refreshed view of the fundamentals, and the risk transfer away from TXU shareholders The Board believed that the offer continued to represent a meaningful premium on July 12, 2007 The Board believed new laws in Texas requiring PUC approval of any utility acquisition reduced the likelihood of alternative transactions offering shareholders a premium (investor group offer grandfathered) The Board's independent financial advisor, Lazard, updated its fairness opinion and concluded the deal was fair from a financial point of view The current state of debt and equity markets made alternative transactions unlikely and could reduce value of TXU's Stand-Alone Plan As of August 9, 2007, the market would imply that the premium is approximately 25%, the same as at the time of announcement in February 2007

TXU Merger Investor Presentation Detailed Materials August 2007

Safe Harbor Statement and Additional Information This presentation contains forward-looking statements, including, among others, any statements identified as "assumptions," which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in the TXU Corp.'s filings with the Securities and Exchange Commission (SEC). Specifically, TXU Corp. (TXU) makes reference to the section entitled "Risk Factors" in its most recent Form 10-K and subsequent reports on Form 10-Q, and the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in its most recent definitive proxy statement. In addition to the risks and uncertainties set forth in the TXU 's SEC reports or periodic reports, the forward-looking statements described in this presentation could be affected by, among other things, changes in wholesale electricity prices, long-term natural gas prices, ERCOT heat rates, coal prices or uranium prices; changes in ERCOT market dynamics; changes in interest rates; the ability to manage TXU's construction program to a timely conclusion with limited cost overruns, including the ability to meet cost and schedule estimates for the construction of the proposed three new coal-fueled units and the ability to meet salvage value estimates for equipment previously ordered for the eight discontinued development units; the implementation of new regulations concerning carbon emission reduction; the commercial viability of alternative energy sources; the ability of TXU's retail business to achieve gross residential margin and market share estimates in the territories in which it operates; business uncertainty and contractual restrictions that may exist during the pendency of TXU's previously announced proposed merger; the amount of the costs, fees, expenses and charges related to the merger and the execution of certain financings that will be obtained to consummate the merger; the impact of the substantial indebtedness incurred to finance the consummation of such merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement governing the proposed merger; failure to obtain shareholder approval or any other failure to satisfy other conditions required to complete the transactions contemplated by the merger agreement, including required regulatory approvals; risks that the proposed merger disrupts current plans and operations and diverts management's attention from ongoing business concerns; and potential difficulties in employee retention as a result of the proposed merger. Many of the aforementioned risks and uncertainties are beyond TXU's ability to control or predict. Regulation G This presentation includes certain non-GAAP financial measures. Financial definitions and reconciliation of these measures to the most directly comparable GAAP measures is included in Appendix-Regulation G Reconciliations of the printed version of the slides and the version included on the company's website at www.txucorp.com under Investor Resources/Presentations. Additional Information and Where to Find It In connection with the proposed merger of TXU with Texas Energy Future Merger Sub Corp., a wholly-owned subsidiary of Texas Energy Future Holdings Limited Partnership (the "Merger"), TXU has filed a proxy statement with the SEC. A definitive proxy statement and a form of proxy has been mailed to the shareholders of TXU. BEFORE MAKING ANY VOTING DECISION, TXU'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. TXU's shareholders are able to obtain, without charge, a copy of the proxy statement and other relevant documents filed by TXU with the SEC from the SEC's website at http://www.sec.gov. TXU's shareholders are also able to obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to Corporate Secretary, TXU Corp., Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, telephone: (214) 812-4600, or from TXU's website, http://www.txucorp.com/proxy. Participants in the Solicitation TXU and its directors and officers may be deemed to be participants in the solicitation of proxies from TXU's shareholders with respect to the Merger. Information about TXU's directors and executive officers and their ownership of TXU's common stock is set forth in TXU's definitive proxy statement. Shareholders may obtain additional information regarding the interests of TXU and its directors and executive officers in the Merger, which may be different than those of TXU's shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger.

Today's Agenda Transaction Process and Overview Dynamic evaluation process Non-management led buyout Fact-based process led by four independent directors and advisors Merger terms including a 50-day "go-shop" process, with no match rights, to help ensure maximum value for shareholders Management Stand-Alone Plan Evaluation of Offer Conclusion Meaningful implied premium based on fundamental and market analysis Offer maximizes value and is superior to the Stand-Alone Plan Other Value Considerations Substantial uncertainty in underlying commodities and asset values Potential for value leakage from Luminant in high power price scenarios Possible downward revaluation of Oncor Potential for continued regulatory intervention in TXU Energy Relative to Stand-Alone Plan, investor group offer provides meaningful implied premium based on a variety of fact-based methodologies Other market signals confirm that the merger represents maximum value PUC approval of future transactions involving Oncor reduces likelihood of future premium (the investor group offer is grandfathered) Market, legislative and regulatory challenges undermine integrated business model If the transaction is not completed, TXU would not expect to remain integrated Stand-Alone Plan entails separation into 3 businesses with high performance targets Each business would face challenges and opportunities going forward; the board determined that the investor group offer maximized value to shareholders

The Board Followed A Robust And Objective Process... Date1 Description Nov 27, 2006 CEO meets with representatives of KKR and TPG (investor group) based on unsolicited call earlier in the month Nov 30, 2006 TXU enters into confidentiality agreement, and investor group commences preliminary due diligence Early Dec 2006 Senior financial executives and limited other executives meet with investor group Mid Dec 2006 CEO informs chairman of Finance and Business Development Committee that TXU has entered into a confidentiality agreement and is in the process of preliminary due diligence Early Jan 2007 CEO informs entire TXU Corp. Board of Directors (Board) of investor group's interest to make a proposal to acquire TXU Jan 18, 2007 Investor group indicates willingness to purchase TXU for $66/share subject to several more weeks of due diligence Jan 22, 2007 Board meets to discuss investor group proposal and forms independent Strategic Transactions Committee (STC) Board instructs management not to discuss post-transaction employment with investor group TXU hires Credit Suisse (CS) and Sullivan & Cromwell; the STC hires Cravath; the STC later hires Lazard (Feb. 9) Late Jan 2007 STC requests management and CS help STC evaluate strategic alternatives relative to investor group proposal Mid Feb 2007 STC negotiates with investor group to raise bid to $69.25/share and shift regulatory and legislative risk to investor group Feb 21, 2007 Board meets with its financial and legal advisors as well as management and its financial and legal advisors and concluded there is a good probability of reaching final agreement Feb 25, 2007 CS and Lazard deliver opinions that the deal is fair, from a financial point of view, to TXU shareholders Board authorizes execution of the merger agreement Feb 26, 2007 Merger announced; Lazard begins "go-shop" process Apr 16, 2007 "Go-shop" period ends after soliciting interest from over 70 parties but receiving no superior proposals During "go-shop" process, at Lazard's request, TXU CEO traveled to Europe with Lazard to meet potential acquirers and sought meetings with logical domestic acquirers Jul 9, 2007 STC meets with Lazard, legal counsel and management to review updated perspectives on value of investor group offer Jul 12, 2007 Lazard delivers updated fairness opinion that the deal is fair, and full Board recommends approval of the merger July 24, 2007 TXU files definitive proxy statement; C. John Wilder announces intention to resign if merger closes The Board leveraged independent, objective advice, using market and fundamental signals to drive its decision Before filing the definitive proxy, the Board reaffirmed that the deal represented the best value to shareholders 1 For a more comprehensive description of events see pages 18-22 of the proxy statement

....That Was Led By Independent Directors With Significant Transaction Experience Members of the Strategic Transactions Committee Experience Michael W. Ranger (chairman) Senior Managing Director, Diamond Castle Holdings, LLC Former Managing Director, Investment Banking, CSFB Former Managing Director and Group Head of Global Energy and Power Group, Investment Banking, DLJ Leldon E. Echols Former Executive Vice President and CFO, Centex Former Managing Partner, Audit Practice, Arthur Andersen LLP Jack E. Little Former President and Chief Executive Officer, Shell Oil Company Former President and Chief Executive Officer, Shell Exploration and Production Company Glenn F. Tilton Chairman, President and Chief Executive Officer, UAL Corporation and United Air Lines Former Non-Executive Chairman, Dynegy Former Vice-Chairman, Chevron Texaco Corporation Former Chairman and CEO, Texaco The Strategic Transactions Committee (STC) was led by directors with deep sector and functional expertise across Energy and M&A and advised by independent legal and financial advisors

The Board Compared The Transaction To A Number Of Different Strategic Options... Strategic alternative Description Base case Current business model assuming construction of Oak Grove and Sandow 5 (2.2 GW) Cases with no new build and original new build program (9 GW) were also evaluated Base case with leveraged recapitalization Current business model with additional $8-$20 billion of leverage and recapitalization Oncor separation Separation of Oncor through tax-advantaged structure with subsequent share repurchases at TXU Corp. Oncor and TXU Energy (retail) separation (the Stand-Alone Plan) Separation of TXU subsidiaries into three separate businesses (baseload generator, transmission and distribution, electric retail) Merger/Acquisition Either acquisition of merchant generator, combination with large US integrated player or acquisition by large European strategic Investor group proposal KKR and TPG offer Ultimately, each option was evaluated against the Stand-Alone Plan which had been discussed with the Board prior to the investor group proposal and was further developed in parallel during the merger evaluation process

....And Concluded The Merger Maximized Value Issue Details1 The offer of $69.25/share represented best value to shareholders Offer represents a 25% premium both at announcement and today, and the Board believed it remained a meaningful premium when reaffirming its decision on July 12, 2007 Offer maximizes value to shareholders and is superior to any alternative the Board considered, including high performance execution of the alternative Stand-Alone Plan Offer implies a meaningful premium to the value of the TXU baseload fleet ($/KW) and is equivalent to selling forward long-term natural gas at a premium to the value embedded in other securities with the same type of exposure A robust 50-day "go-shop" period, with no match rights, was conducted soliciting interest from over 70 parties with no superior offer received The current state of debt and equity markets make alternative transactions unlikely and could reduce the value of TXU's Stand-Alone Plan The offer minimized risk to existing shareholders Merger agreement transferred significant pre-closing legislative and regulatory risk to the investor group Offer transfers future regulatory, operational, construction and environmental risks to buyers Public policy environment has become more difficult since February Public Utility Commission of Texas (PUC) approval for any future transactions involving Oncor reduces likelihood of future premium Strong financing commitments from lenders were made to investor group $1 billion break fee to be paid by investor group in certain circumstances The offer was evaluated by objective and independent parties In February 2007 two advisors (Credit Suisse and Lazard) issued fairness opinions stating the proposal is fair, from financial point of view, to TXU shareholders Lazard updated its opinion in July stating the proposal is fair, from financial point of view, to TXU shareholders (Lazard terms currently have no incentive tied to closing deal) The process was led by the STC, which was composed of four independent and experienced directors No agreements have been struck with management regarding future employment under new ownership C. John Wilder does not intend to stay post closing 1 For a more comprehensive description of reasons see pages 22-26 of the proxy statement

The Board Viewed The Investor Group Offer As A Significant Premium Over TXU's Next Best Alternative All methods reflect approximately the same 25% premium as implied at time of announcement Estimated acquisition premium as of August 9, 2007 08E; Percent #1 Announcement #3 DCF #5 Implied baseload asset values #6 Implied gas prices #4 Adjusted multiple Implied value in investor group offer ($ billions) 6.3 6.5 5.4 7.4 6.9

Today's Agenda Transaction Process and Overview Dynamic evaluation process Non-management led buyout Fact-based process led by four independent directors and advisors Merger terms including a 50-day "go-shop" process, with no match rights, to help ensure maximum value for shareholders Management Stand-Alone Plan Evaluation of Offer Conclusion Meaningful implied premium based on fundamental and market analysis Offer maximizes value and is superior to the Stand-Alone Plan Other Value Considerations Substantial uncertainty in underlying commodities and asset values Potential for value leakage from Luminant in high power price scenarios Possible downward revaluation of Oncor Potential for continued regulatory intervention in TXU Energy Relative to Stand-Alone Plan, investor group offer provides meaningful implied premium based on a variety of fact-based methodologies Other market signals confirm that the merger represents maximum value PUC approval of future transactions involving Oncor reduces likelihood of future premium (the investor group offer is grandfathered) Market, legislative and regulatory challenges undermine integrated business model If the transaction is not completed, TXU would not expect to remain integrated Stand-Alone Plan entails separation into 3 businesses with high performance targets Each business would face challenges and opportunities going forward; the board determined that the investor group offer maximized value to shareholders

Management Has Substantially Achieved Its Turnaround Plan 3 6 A 59 64 Baseload generation 03 vs. 06; TWh Increased production... 3 6 A 0.26 0.11 Generation DART 03 vs. 06; Incidents/200k hrs ....improved safety performance... 3 6 A 2.8 2.2 O&M and SG&A costs1 03 vs. 06; $ billions ....decreased costs... 3 6 A 268 11 Average time of answer 03 vs. 06; Seconds ....and superior customer service Share price2 03 vs. 07E; $/share ....leading to industry-leading equity returns 3 07E A 12 69 58% 8% 21% 96% 475% 1 2003 is LTM 12/31/03 as originally reported; includes $0.5 billion related to operations subsequently discontinued, principally TXU Gas and TXU Australia 2 2007E is price per merger agreement

- 0.412363634 0.168 0.412363634 0.3255 0.412363634 0.3255 0.412363634 0.4095 0.412363634 0.4935 0.412363634 0.5775 0.412363634 0.651 0.412363634 0.693 0.412363634 0.7875 0.412363634 0.819 0.412363634 0.8925 0.412363634 0.9345 0.412363634 0.966 0.904909093 1.071 1.076727273 1.113 1.122545453 1.1865 2.508545453 1.1865 2.668909093 1.2075 3.115636367 1.218 3.390545453 1.281 3.98618182 1.3125 4.123636367 1.365 5.108727273 1.3755 7.525636367 1.3755 6.895636367 4.0425 7.525636367 4.0425 8.785636367 6.4575 8.350363634 6.468 9.576 6.468 12.02727272 10.29 12.15327272 11.991 12.30218182 13.713 13.00090909 14.2695 14.51290909 15.477 14.75345454 17.8395 14.79927272 18.711 16.29981818 19.0365 16.54036363 19.698 16.54036363 20.181 17.45672728 22.155 17.46818182 22.869 17.91490909 18.54490909 25 23.058 22.62272728 30 23.6775 28.14381818 37 24.0555 28.15527272 37.54036363 24.465 28.56763637 38.09018183 25.3575 30.88145454 41.17527272 25.3575 31.23654546 41.64872728 26.1345 32.77145454 43.69527272 26.1345 32.78290909 43.71054545 26.1345 34.67290909 46.23054545 26.1975 38.02909091 50.70545455 26.775 40.60636363 54.14181817 27.3105 40.75527272 54.34036363 27.5205 41.38527272 55.18036363 28.392 42.18709091 56.24945455 29.442 42.63381818 56.84509091 29.7045 42.73690909 56.98254545 30.0615 42.93163637 57.24218183 30.0615 43.04618182 57.39490909 30.639 43.27527272 57.70036363 31.521 43.36690909 57.82254545 31.521 43.596 58.128 32.109 43.91672728 58.55563637 33.159 44.01981818 58.69309091 34.251 45.17672728 60.23563637 35.406 45.71509091 60.95345455 35.91 45.76090909 61.01454545 35.91 45.76090909 61.01454545 37.6425 45.77236363 61.02981817 37.6425 46.07018182 61.42690909 37.6425 46.23054546 61.64072728 38.6925 46.58563637 62.11418183 38.7975 46.98654546 62.64872728 38.892 47.19272728 62.92363637 39.165 47.49054546 63.32072728 40.026 47.85709091 63.80945455 40.5825 47.96018182 63.94690909 40.635 48.15490909 64.20654545 40.635 48.762 65.016 40.74 49.10563637 65.47418183 41.58 49.11709091 65.48945455 41.58 49.72418182 66.29890909 42.168 49.83872728 66.45163637 42.714 50.15945454 66.87927273 42.714 51.12163637 68.1621818 43.554 51.29345454 68.39127273 43.7745 51.37363637 68.4981818 44.352 51.39654546 68.52872727 44.3625 52.164 69.552 44.3625 52.35872728 69.8116364 44.625 52.39309091 69.85745453 44.8875 53.84781818 71.79709093 45.129 53.928 71.904 45.6855 54.95890909 73.27854547 45.8955 56.04709091 74.72945453 46.431 56.73436363 75.6458182 46.515 56.826 75.768 46.536 57.78818182 77.05090907 ERCOT generation portfolio: average variable cost (conceptual) $/MWh Its Baseload Fleet In A Gas On The Margin Market... Demand Cumulative Capacity (GW) Nuclear Coal Gas/oil CCGT Wind If gas price goes... ....price of wholesale power goes... ....Luminant's margin goes... Gas prices set ERCOT power prices 90% of the time = "Long" Gas Gas price = $6.00 Gas price = $8.00 At $8 gas: Power price = $64 Coal margin = $48 Nuclear margin = $59 At $6 gas: Power price = $48 Coal margin = $32 Nuclear margin = $43

....Has Created An Enormous Embedded Natural Gas Position That Still Remains Equivalent unhedged North American gas reserves 07E; TCF BP Exxon A2 TXU1 B2 Anadarko Shell Chevron-Texaco 1 Includes Oak Grove and Sandow 5, which are expected to be online in 2009 and 2010 2 Letters represent other US power companies 1/31/1998 2.257 2/28/1998 2.321 3/31/1998 2.522 4/30/1998 2.221 5/31/1998 2.17 6/30/1998 2.469 7/31/1998 1.844 8/31/1998 1.752 9/30/1998 2.433 10/31/1998 2.275 11/30/1998 1.976 12/31/1998 1.945 1/31/1999 1.777 2/28/1999 1.628 3/31/1999 2.013 4/30/1999 2.253 5/31/1999 2.358 6/30/1999 2.394 7/31/1999 2.543 8/31/1999 2.825 9/30/1999 2.744 10/31/1999 2.961 11/30/1999 2.304 12/31/1999 2.329 1/31/2000 2.662 2/29/2000 2.761 3/31/2000 2.945 4/30/2000 3.141 5/31/2000 4.356 6/30/2000 4.476 7/31/2000 3.774 8/31/2000 4.782 9/30/2000 5.186 10/31/2000 4.49 11/30/2000 6.589 12/31/2000 9.775 1/31/2001 5.707 2/28/2001 5.236 3/31/2001 5.025 4/30/2001 4.695 5/31/2001 3.914 6/30/2001 3.096 7/31/2001 3.296 8/31/2001 2.38 9/30/2001 2.244 10/31/2001 3.291 11/30/2001 2.701 12/31/2001 2.57 1/31/2002 2.138 2/28/2002 2.357 3/31/2002 3.283 4/30/2002 3.795 5/31/2002 3.217 6/30/2002 3.245 7/31/2002 2.954 8/31/2002 3.296 9/30/2002 4.138 10/31/2002 4.156 11/30/2002 4.2 12/31/2002 4.789 1/31/2003 5.605 2/28/2003 8.101 3/31/2003 5.06 4/30/2003 5.385 5/31/2003 6.251 6/30/2003 5.411 7/31/2003 4.718 8/31/2003 4.731 9/30/2003 4.83 10/31/2003 4.893 11/30/2003 4.925 12/31/2003 6.189 1/31/2004 5.397 2/29/2004 5.416 3/31/2004 5.933 4/30/2004 5.862 5/31/2004 6.442 6/30/2004 6.155 7/31/2004 6.112 8/31/2004 5.074 9/30/2004 6.795 10/31/2004 8.725 11/30/2004 7.62 12/31/2004 6.149 1/31/2005 6.321 2/28/2005 6.73 3/31/2005 7.653 4/30/2005 6.585 5/31/2005 6.379 6/30/2005 6.981 7/31/2005 7.885 8/31/2005 11.472 9/30/2005 13.921 10/31/2005 12.205 11/30/2005 12.587 12/31/2005 11.225 1/31/2006 9.316 2/28/2006 6.714 3/31/2006 7.21 NYMEX natural gas prices 98-06; $/MMBtu TXU has substantial commodity exposure during a time of extreme volatility in the natural gas market

In Light Of The Market, Regulatory And Legislative Challenges, Management's Stand-Alone Plan Contemplated A Separation Of Integrated TXU TXU shareholders TXU Corp Potential for incremental debt An Integrated Holding Company Three Separate Businesses Separation would likely have occurred through spin offs1 of both Oncor and TXU Energy Capital structures would have been tailored to minimize capital costs in light of prevailing market conditions Luminant likely to have retained existing TXU Corp. and Competitive Holdings debt and been recapitalized with up to $5 to $6 billion to support capex and redistributions to shareholders Oncor likely to have been separated with existing Oncor debt TXU Energy likely to have been separated without assuming existing or incremental leverage 1 In the scenario of tax-free distributions of Oncor and TXU Energy (retail) to current shareholders, the company is still expected to incur a significant tax expense TXU shareholders TXU shareholders TXU shareholders

The Stand-Alone Plan Assumes High Performance... Components 08E 09E 10E 11E EBITDA2 4.6 5.5 6.0 5.8 Luminant 2.9 3.7 4.0 3.7 Oncor 1.4 1.4 1.5 1.5 TXU Energy (Retail) 0.3 0.4 0.5 0.6 Forward hedge position3 (0.1) (0.1) (0.2) (0.3) Total capex 2.6 2.0 1.3 1.3 Luminant 1.9 1.3 0.6 0.5 Oncor 0.7 0.7 0.7 0.8 TXU Energy (Retail) 0.1 < 0.1 < 0.1 < 0.1 Indicative EBITDA1 and Capex 08E-11E; $ billions Even with a high performance plan, the valuation of the Stand-Alone Plan is inferior to the investor group offer 1 For assumptions upon which these projections are based, see pages 48-51of the proxy statement 2 See Appendix - Regulation G Reconciliations for definition and reconciliation 3 As of June 30, 2006, estimated mark-to-market value of forward hedge positions for the natural gas trades in the long-term corporate hedging program. Not included in EBITDA (mark- to-market impact flows through income statement in 2007)

....For All Three Businesses TXU Energy EBITDA 08E EBITDA 0.3 Residential growth 0.2 Business markets and other 0.1 11E EBITDA 0.6 Luminant EBITDA 08E EBITDA 2.9 New plants 0.8 Existing plant fuel costs (0.3) Performance improvement 0.3 11E EBITDA 3.7 Indicative EBITDA1 walkforward 08E-11E; $ billions Oncor EBITDA 08E EBITDA 1.4 Market growth 0.1 11E EBITDA 1.5 Between 08 and 11 TXU's Stand Alone Plan assumes that each business is able to achieve significant EBITDA growth 1 See Appendix - Regulation G Reconciliations for definition

The Plan Reflects Market Assumptions For Commodity Drivers And High Performance Targets For Operational Drivers Assumption Units 08E 09E 10E 11E HSC natural gas price $/MMBtu 8.13 8.30 8.14 7.87 HSC 7X24 ERCOT heat rate MMBtu/MWh 8.1 8.3 8.3 8.3 7X24 ERCOT power price $/MWh 66 69 68 65 Oncor load growth rate % 2 2 2 2 Coal generation TWh 43 52 61 61 Nuclear generation TWh 19 20 20 20 Total residential volumes1 TWh 28 30 32 35 Average residential gross margin1 $/MWh 20 20 23 23 The Board compared the value implied in this plan versus the investor group offer and determined the offer maximized value 1 Includes volumes within Oncor service territory as well as out-of-territory growth in ERCOT; gross margins reflect estimated weighted average across all residential customers in ERCOT

New name Former name TXU Power/Wholesale/ Construction/Development TXU Energy TXU Electric Delivery Mission Meet customers' power needs through operation, origination and construction of the most efficient and environmentally friendly supply technologies Manage customers' risks through wholesale products Become a national leader in competitive retail electricity by achieving industry leading customer service and creating an innovative set of new products and services to meet customers' needs and use electricity more efficiently Become the most economical and reliable transmission and distribution service company in the US through a commitment to redefine top decile reliability and cost performance Competitive position 2nd largest deregulated output Industry leading performance 2 GW of active development Low cost lignite reserves 64 TWh of baseload production Large scale competitive retailer Strong brand recognition Superior service Most innovative product portfolio 6th largest T&D company High growth region Top quartile performance No commodity exposure Efficient capital recovery Strategic flexibility through separation Structurally advantaged and strategically nimble generator well-positioned to lead buildout of over 300 GW of new generation needed in US over the next 15 years No longer affiliated with baseload generation; on the same competitive and regulatory "playing field" as leading competitors; positioned to enter markets outside of ERCOT Pure play wires company with no commodity exposure; well positioned to lead massive infrastructure buildout across US Each Business Is Structurally Advantaged And Enabled By Separation...

.... But Faces Challenges Going Forward Business Challenges Carbon regulation Forced divestiture of assets due to potential zonal capacity caps Rising raw material, fuel and labor costs Hedges limit ability to benefit from 07-12 gas price increases Incremental leverage and recapitalization could be more costly in current environment New generation that will lower heat rates and power prices PUCT authority over future acquisitions of Texas based utilities limits strategic flexibility and potential ability to obtain acquisition premiums in other transactions Potential for changes in authorized ROE Continued regulatory intervention in Texas competitive market framework including potential price caps Aggressive competitors looking to gain share from the former monopoly/incumbent Ability to sustain profitability in high commodity environment

Today's Agenda Transaction Process and Overview Dynamic evaluation process Non-management led buyout Fact-based process led by four independent directors and advisors Merger terms including a 50-day "go-shop" process, with no match rights, to help ensure maximum value for shareholders Management Stand-Alone Plan Evaluation of Offer Conclusion Meaningful implied premium based on fundamental and market analysis Offer maximizes value and is superior to the Stand-Alone Plan Other Value Considerations Substantial uncertainty in underlying commodities and asset values Potential for value leakage from Luminant in high power price scenarios Possible downward revaluation of Oncor Potential for continued regulatory intervention in TXU Energy Relative to Stand-Alone Plan, investor group offer provides meaningful implied premium based on a variety of fact-based methodologies Other market signals confirm that the merger represents maximum value PUC approval of future transactions involving Oncor reduces likelihood of future premium (the investor group offer is grandfathered) Market, legislative and regulatory challenges undermine integrated business model If the transaction is not completed, TXU would not expect to remain integrated Stand-Alone Plan entails separation into 3 businesses with high performance targets Each business would face challenges and opportunities going forward; the board determined that the investor group offer maximized value to shareholders

The Board Considered A Variety Of Methodologies To Estimate The Premium In The Offer Relative To The Stand-Alone Plan

	Methodology	Description	Midpoint implied premium at announcement in February	Midpoint implied premium considered by the Board in July[1]	Midpoint implied premium on August 9
1	*Announcement premium*	▪ Comparison of offer to stock price prior to announcement and performance of comparables since announcement	25%	17%	24%
2	*"Go-shop" process*	▪ Market tests via robust "go shop" process that solicited interest from over 70 companies	N/A	✓[3]	✓[3]
3	*DCF*	▪ Comparison of offer to DCF value of changes since announcement	17%	14%	20%
4	*Comparable multiples*	▪ Comparison of multiples (P/E, EV/EBITDA[2]) in offer to comparable companies	26%	16%	30%
5	*Implied baseload asset values*	▪ Comparison of implied baseload asset value in offer to fundamental and market signals	23%	10%	25%
6	*Implied gas price*	▪ Comparison of implied long-term gas price in offer to fundamental and market signals	30%	8%	27%
7	*LBO economics*	▪ Management's view, following consultation with independent financial advisers, of LBO economics in Transaction	✓[3]	✓[3]	✓[3]

- *In early July, the Board concluded that in spite of market fluctuations the implied premium in the offer was still meaningful*
- *In early August, the implied premium remains at 25%, as was the case at the time of announcement*

[1] Based on information as of July 2, 2007
[2] See Appendix – Regulation G Reconciliations for definition
[3] "Go-shop" process confirmed no better offer, LBO economics suggest significant risk transfer

54

#1: Upon Announcement, The Transaction Provided A Significant Premium To TXU's Market Value 40-day average 20-day average Transaction A 55.01 55.61 69.25 Material transaction premium... Share price comparison 07; $/share at close Mean Median Transaction A 23.9 23.9 24.6 ....is comparable to other recent large transactions,... Transaction premiums for deals > $10 billion1 05-07; Percent FPL / CEG EXC / PEG DUK / CIN TXU A 18 15 14 25 ....other recent energy transactions... Premiums for power transactions1 04-07; Percent Integrated Merchants Transaction A 8.1 9.4 ....and implied multiples for the power sector Average power sector EV/EBITDA2 07E; Multiple 1 Comparable transaction premiums over the last 3 years based on the average closing price during the 20 trading-day period prior to announcement 2 See Appendix - Regulation G Reconciliations for definition 3 Integrated merchants includes AYE, CEG, EXC, FE, PEG, PPL. EV/EBITDA multiple is based on 2008 Consensus EBITDA estimate 4 Transaction EV/EBITDA multiple is based on management's February estimate of 2007 year end debt and 2008 EBITDA 25% 3 4 Implies a 26% premium

Lazard Integrated Weighted 2/1/2007 2/20/2007 - - - 2/21/2007 -1 0 0 2/22/2007 0 0 0 2/23/2007 1 1 2 2/24/2007 1 1 2 2/25/2007 1 1 2 2/26/2007 4 4 5 2/27/2007 2 1 2 2/28/2007 2 1 3 3/1/2007 3 2 4 3/2/2007 2 0 3 3/3/2007 2 0 3 3/4/2007 2 0 3 3/5/2007 0 -1 1 3/6/2007 2 0 3 3/7/2007 3 0 4 3/8/2007 4 1 5 3/9/2007 4 1 5 3/10/2007 4 1 5 3/11/2007 4 1 5 3/12/2007 5 3 7 3/13/2007 4 1 5 3/14/2007 5 2 7 3/15/2007 6 4 7 3/16/2007 6 3 7 3/17/2007 6 3 7 3/18/2007 6 3 7 3/19/2007 7 4 8 3/20/2007 8 6 10 3/21/2007 10 7 12 3/22/2007 11 7 13 3/23/2007 11 8 13 3/24/2007 11 8 13 3/25/2007 11 8 13 3/26/2007 12 9 14 3/27/2007 12 9 15 3/28/2007 11 9 15 3/29/2007 11 10 15 3/30/2007 10 9 13 3/31/2007 10 9 13 4/1/2007 10 9 13 4/2/2007 13 12 16 4/3/2007 13 12 15 4/4/2007 13 12 16 4/5/2007 13 12 16 4/6/2007 13 12 16 4/7/2007 13 12 16 4/8/2007 13 12 16 4/9/2007 15 13 21 4/10/2007 15 13 21 4/11/2007 15 13 21 4/12/2007 15 12 21 4/13/2007 15 12 22 4/14/2007 15 12 22 4/15/2007 15 12 22 4/16/2007 16 13 22 4/17/2007 17 14 23 4/18/2007 17 15 23 4/19/2007 17 14 23 4/20/2007 18 15 22 4/21/2007 18 15 22 4/22/2007 18 15 22 4/23/2007 19 17 23 4/24/2007 20 18 23 4/25/2007 21 19 24 4/26/2007 20 18 23 4/27/2007 18 16 22 4/28/2007 18 16 22 4/29/2007 18 16 22 4/30/2007 17 15 20 5/1/2007 19 17 21 5/2/2007 20 18 23 5/3/2007 20 18 23 5/4/2007 21 19 25 5/5/2007 21 19 25 5/6/2007 21 19 25 5/7/2007 23 21 28 5/8/2007 22 19 25 5/9/2007 24 20 28 5/10/2007 22 19 26 5/11/2007 23 20 28 5/12/2007 23 20 28 5/13/2007 23 20 28 5/14/2007 24 20 29 5/15/2007 25 21 29 5/16/2007 25 21 29 5/17/2007 25 20 29 5/18/2007 27 21 31 5/19/2007 27 21 31 5/20/2007 27 21 31 5/21/2007 28 21 32 5/22/2007 27 20 30 5/23/2007 25 18 29 5/24/2007 21 14 25 5/25/2007 21 14 26 5/26/2007 21 14 26 5/27/2007 21 14 26 5/28/2007 21 14 26 #1: While The Comparable Indexes Have Been Highly Volatile Since The Announcement Of The Merger... Lazard2 Integrated3 Weighted4 1 TSR as of Aug 9, 2007 relative to Feb 20,2007 closing stock price 2 Lazard represents mean TSR of AEP, AYE, CEG, EIX, NRG, RRI, SRE 3 Integrated represents mean TSR of AYE, CEG, EXC, FE, PEG, PPL 4 Weighted is 70% IPP and 30% T&D. IPP represents mean TSR of DYN, MIR, NRG, RRI; T&D represents mean TSR of CNP,EAS,ED,ITC,NST,NU,POM The combination of anticipated higher heat rates and higher gas prices, and the potential for merger activity has translated into strong returns for the comparables Total Shareholder Returns (TSR)1 Feb 07- Aug 07; Percent

#1: ...The Offer Continues To Imply A Significant Premium To Management's Stand-Alone Plan... Implied premium in offer1 Feb 07- Aug 07; Percent Applying the updated multiples of the comparables to TXU revised forecast implies a 19-28% premium over management's Stand-Alone Plan5 1 Based on 25% premium at announcement and changes based on comparable EV/ 08 EBITDA ratios and management estimates of TXU 08 EBITDA 2 Lazard represents mean EV/08EBITDA of AEP, AYE, CEG, EIX, NRG, RRI, SRE 3 Integrated represents mean EV/08EBITDA of AYE,CEG,EXC,FE,PEG,PPL 4 Weighted is 70% IPP and 30% T&D; IPP represents mean EV/08 EBITDA of DYN, MIR, NRG, RRI;T&D represents mean EV/EBITDA of CNP,EAS,ED,ITC,NST,NU,POM 5 See Appendix for calculation Lazard2 Integrated3 Weighted4 Considered by the board in February Considered by the board in July August 9, 2007 (Today) Average premium 25% 17% 24%

#2: ...That Was Further Confirmed Through A Rigorous "Go- Shop" Process 43 31 9 11 4 6 Requested confidentiality agreement Parties Contacted 0 Definitive proposals 50 days ending 4/16/07 Financial buyers: Strategic buyers: 0 Signed confidentiality agreement During the 50-day "Go-Shop" period Lazard contacted 74 parties including utilities, energy companies, financial buyers and infrastructure investors, but received no definitive proposals likely to be superior to the Transaction Different structures and partnerships were explored to maximize potential offer The majority of the increase in the returns of the comparable companies occurred during the "Go-Shop" process, allowing potential bidders to include the market view in their thinking

#3: A DCF Analysis Of Estimated Changes Since Announcement Affirms A Strong Premium Remains pre announcement - 55.6 NG price 55.6 0.3 HG 55.7 0.2 PTB 55.4 0.3 Fuel 54.3 1.1 Ref plants 51.1 3.2 Increase of Long Term Gas 51.1 6.5 Implied value 57.6 TXU equity value 07; $/share Price at announ- cement Increase in natural gas price (07-12)1 Implied price today Reduction in new build program5 The combination of negative impacts during the short term period with positive impacts in the long term outlook of natural gas (increases between $0.60 and $1.30/MMBtu)continue to imply a premium of 15%-26%6 A bottoms up DCF analysis supports the same premium range Midpoint increase in natural gas price (2013+)6 Higher coal cost4 Decrease in market heat rate (07-12)2 Retail discount3 Investor group offer 1 Impact of TXU cash flow based on increase of liquid period gas prices (07-12) between Feb 20, 2007 and Aug 9, 2007 2 Decrease of liquid period heat rate between Feb 20, 2007 and Aug 9, 2007 3 Increased Retail discount from 6% to 10% starting Jun 2007 for legacy PTB customers 4 Reflects $0.15/MMBtu higher PRB cost 5 Value reduction due to Governor's order being declared unconstitutional and the subsequent suspension of reference plants (3 were included in Feb.) 6 2013+ NYMEX has increased ~$1/MMBtu (between $0.60- $1.30/MMBtu) since announcement based on values embedded in comparable securities per management's analysis (could represent other changes including heat rates, coal prices, future merger activity); move in 2012 forward would suggest ~$0.75/MMBtu or $5/share

#4: TXU Has Historically Traded At A Discount To Comparable Indexes On A P/E And EV/EBITDA1 Basis TXU Integrated2 Integrated TXU 2/21/2006 7.64 6.76 2/22/2006 7.68 6.69 2/23/2006 7.66 6.69 2/24/2006 7.68 6.69 2/25/2006 7.68 6.69 2/26/2006 7.68 6.69 2/27/2006 7.75 6.94 2/28/2006 7.7 6.91 3/1/2006 7.68 6.89 3/2/2006 7.68 6.96 3/3/2006 7.69 6.96 3/4/2006 7.69 6.96 3/5/2006 7.69 6.96 3/6/2006 7.54 6.76 3/7/2006 7.53 6.66 3/8/2006 7.53 6.59 3/9/2006 7.48 6.58 3/10/2006 7.53 6.58 3/11/2006 7.53 6.58 3/12/2006 7.53 6.58 3/13/2006 7.56 6.52 3/14/2006 7.62 6.6 3/15/2006 7.64 6.68 3/16/2006 7.62 6.79 3/17/2006 7.57 6.78 3/18/2006 7.57 6.78 3/19/2006 7.57 6.78 3/20/2006 7.51 6.69 3/21/2006 7.44 6.57 3/22/2006 7.5 6.58 3/23/2006 7.47 6.59 3/24/2006 7.46 6.55 3/25/2006 7.46 6.55 3/26/2006 7.46 6.55 3/27/2006 7.42 6.51 3/28/2006 7.39 6.51 3/29/2006 7.43 6.55 3/30/2006 7.37 6.44 3/31/2006 7.36 6.29 4/1/2006 7.36 6.29 4/2/2006 7.36 6.29 4/3/2006 7.36 6.38 4/4/2006 7.42 6.42 4/5/2006 7.46 6.43 4/6/2006 7.38 6.36 4/7/2006 7.31 6.29 4/8/2006 7.31 6.29 4/9/2006 7.31 6.29 4/10/2006 7.32 6.37 4/11/2006 7.26 6.3 4/12/2006 7.28 6.34 4/13/2006 7.27 6.32 4/14/2006 7.27 6.32 4/15/2006 7.27 6.32 4/16/2006 7.27 6.32 4/17/2006 7.25 6.34 4/18/2006 7.36 6.43 4/19/2006 7.37 6.53 4/20/2006 7.52 6.6 4/21/2006 7.5 6.93 4/22/2006 7.5 6.93 4/23/2006 7.5 6.93 4/24/2006 7.57 6.87 4/25/2006 7.5 6.79 4/26/2006 7.42 6.74 4/27/2006 7.49 6.72 4/28/2006 7.53 6.69 4/29/2006 7.53 6.69 4/30/2006 7.53 6.69 5/1/2006 7.48 6.71 5/2/2006 7.58 7.36 5/3/2006 7.54 7.32 5/4/2006 7.57 7.26 5/5/2006 7.68 7.42 5/6/2006 7.68 7.42 5/7/2006 7.68 7.42 5/8/2006 7.65 7.34 5/9/2006 7.64 7.28 5/10/2006 7.66 7.25 5/11/2006 7.6 7.27 5/12/2006 7.53 7.24 5/13/2006 7.53 7.24 5/14/2006 7.53 7.24 5/15/2006 7.56 7.25 5/16/2006 7.56 7.26 5/17/2006 7.47 7.17 5/18/2006 7.56 7.1 5/19/2006 7.57 7.11 5/20/2006 7.57 7.11 5/21/2006 7.57 7.11 5/22/2006 7.59 7.19 5/23/2006 7.54 7.12 5/24/2006 7.56 7.17 5/25/2006 7.6 7.28 5/26/2006 7.66 7.37 5/27/2006 7.66 7.37 5/28/2006 7.66 7.37 5/29/2006 7.66 7.37 5/30/2006 7.59 7.32 Forward EV/EBITDA3 Feb 06-Feb 07; Ratio Integrated TXU 2/21/2006 17.08 9.15 2/22/2006 17.2 8.98 2/23/2006 17.13 9 2/24/2006 17.19 8.98 2/25/2006 17.19 8.98 2/26/2006 17.19 8.98 2/27/2006 17.43 9.51 2/28/2006 14.04 9.39 3/1/2006 13.99 9.35 3/2/2006 13.99 9.49 3/3/2006 14.01 9.49 3/4/2006 14.01 9.49 3/5/2006 14.01 9.49 3/6/2006 13.6 9.08 3/7/2006 13.55 8.86 3/8/2006 13.56 8.72 3/9/2006 13.42 8.69 3/10/2006 13.57 8.7 3/11/2006 13.57 8.7 3/12/2006 13.57 8.7 3/13/2006 13.65 8.57 3/14/2006 13.83 8.73 3/15/2006 13.88 8.91 3/16/2006 13.97 8.9 3/17/2006 13.85 8.88 3/18/2006 13.85 8.88 3/19/2006 13.85 8.88 3/20/2006 13.67 8.68 3/21/2006 13.48 8.45 3/22/2006 13.63 8.45 3/23/2006 13.55 8.49 3/24/2006 13.53 8.4 3/25/2006 13.53 8.4 3/26/2006 13.53 8.4 3/27/2006 13.4 8.32 3/28/2006 13.33 8.32 3/29/2006 13.45 8.39 3/30/2006 13.27 8.18 3/31/2006 13.09 8.06 4/1/2006 13.09 8.06 4/2/2006 13.09 8.06 4/3/2006 13.08 8.24 4/4/2006 13.25 8.32 4/5/2006 13.38 8.36 4/6/2006 13.15 8.21 4/7/2006 12.94 8.06 4/8/2006 12.94 8.06 4/9/2006 12.94 8.06 4/10/2006 12.97 8.23 4/11/2006 12.81 8.08 4/12/2006 12.87 8.17 4/13/2006 12.84 8.13 4/14/2006 12.84 8.13 4/15/2006 12.84 8.13 4/16/2006 12.84 8.13 4/17/2006 12.78 8.16 4/18/2006 13.1 8.36 4/19/2006 13.12 8.57 4/20/2006 13.23 8.76 4/21/2006 13.19 9.45 4/22/2006 13.19 9.45 4/23/2006 13.19 9.45 4/24/2006 13.38 9.32 4/25/2006 13.2 9.15 4/26/2006 12.98 9.05 4/27/2006 13.16 9.01 4/28/2006 13.27 9.07 4/29/2006 13.27 9.07 4/30/2006 13.27 9.07 5/1/2006 13.13 9.12 5/2/2006 13.42 10.51 5/3/2006 13.3 10.43 5/4/2006 13.39 10.29 5/5/2006 13.69 10.63 5/6/2006 13.69 10.63 5/7/2006 13.69 10.63 5/8/2006 13.61 10.48 5/9/2006 13.57 10.35 5/10/2006 13.64 10.29 5/11/2006 13.47 10.33 5/12/2006 13.29 10.25 5/13/2006 13.29 10.25 5/14/2006 13.29 10.25 5/15/2006 13.37 10.27 5/16/2006 13.38 10.3 5/17/2006 13.13 10.09 5/18/2006 13.18 9.87 5/19/2006 13.22 9.89 5/20/2006 13.22 9.89 5/21/2006 13.22 9.89 5/22/2006 13.26 10.08 5/23/2006 13.12 9.92 5/24/2006 13.19 10.02 5/25/2006 13.32 10.26 5/26/2006 13.47 10.45 5/27/2006 13.47 10.45 5/28/2006 13.47 10.45 5/29/2006 13.47 10.45 5/30/2006 13.28 10.34 Forward P/E3 Feb 06- Feb 07; Ratio Avg=14.5 Avg=10.4 Avg=7.3 Avg=7.8 P/E implied in offer = 15.7x4 EV/EBITDA implied in offer =10.0x4 On average, TXU was traded at a 4.1 turn discount to comparable indexes on a forward P/E basis and a 0.5 turn discount on a forward EV/EBITDA basis This discount can largely be explained through adjusting the multiples for underwater contracts (POLR obligations), securitization and step out growth programs5 Wall Street analysts have identified a number of reasons that TXU trades at a discount 1 See Appendix - Regulation G Reconciliations for definition 2 Includes AYE, CEG, EXC, FE, PEG, PPL 3 Equity and enterprise values based on the given day divided by FY+2 net income or EBITDA 4 Based on management's Stand-Alone Plan 5 See appendix for methodology

#4: The Offer Implies A Significant Premium On Both A Conventional And Adjusted Multiples Basis

Comparable group	EV/EBITDA[1]	EV/EBITDA adjusted for average historic discount[2]
Lazard[3]	8.2	7.7
Integrated[4]	8.8	8.3
Weighted[5]	8.9	8.4
TXU	10.0	10.0
Mean implied premium	*26%*	*38%*

- ***Current trading multiples for peer companies suggest a premium of between 26%-38%***
- ***The premium is consistent with this range when both TXU and the comparables are adjusted for underwater contracts/POLR agreements, securitization and step out growth (e.g., TXU new build)[6]***

[1] As of Aug 9, 2007; assumes a per share price of $69.25 for TXU; see Appendix – Regulation G Reconciliations for definition
[2] Comparables adjusted for historic discount between Feb 06 and Feb 07 (0.5x EV/EBITDA adjustment)
[3] Lazard represents mean of AEP, AYE, CEG, EIX, NRG, RRI, SRE; P/E excludes RRI
[4] Integrated represents mean of AYE,CEG,EXC, FE, PEG, PPL
[5] Weighted is 70% IPP and 30% T&D. IPP represents mean of DYN, MIR, NRG, RRI;T&D represents mean multiple of CNP,EAS,ED,ITC,NST,NU,POM; P/E excludes RRI
[6] See appendix for adjustment methodology
Source: Capital IQ, company filings, company presentations, equity research reports

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#5: Backing Into The Value Of Luminant Implied In The Sponsor Group Offer... Implied value of Luminant 08E; $ billions To understand the value of the baseload fleet implied in the investor group offer requires an allocation of fair value to Oncor and TXU Energy Values for Oncor and TXU Energy were based on combination of market information, outside-in estimates and DCF valuation and includes an assumed 20% control premium EV 0 46.3 Oncor 34.1 12.2 Retail 29.1 5 Luminant 0 29.1 EV TXU Corp.1 Oncor2 Luminant TXU Energy3 (retail) 1 464 million fully diluted shares X $69.25/share + $14.2 billion debt at year end 2007 (including securitization debt); see Appendix - Regulation G Reconciliation for definition 2 Assumes $10.7-$11.7 billion Oncor EV based on 1.4 billion 2008 EBITDA X 8.15 comparable EV/EBITDA. Assumes 20% equity premium, which is 20% X ($10.7 - $11.7 billion EV less $5.2 billion debt = $1 billion) 3 Assumes $3.5-$4.5 billion Retail EV based on DCF of management projection. Assumes 20% equity premium, which is 20% X ($3.5-$4.5 billion EV - $0 debt ) = $1 billion.

#5: …Implies A Premium Value For The Luminant Baseload Fleet…

Implied value of baseload assets
08E; $ billions except as otherwise stated

Components	
Luminant	29.0
Value of TXU Wholesale, gas fleet, Sandow 4[1]	(1.5)
Value of TXU mines[2]	(1.9)
Value of AMT credits, tax deductions, corp initiatives	(0.8)
Implied merchant baseload value	24.8
PV of Sandow 5, Oak Grove development capex	1.5
Implied merchant baseload value (including PV of planned development)	26.3
Merchant baseload capacity	10 GW
Implied merchant baseload capacity value	$2,630/KW

The offer implies above $2,600/KW for TXU's merchant baseload capacity

[1] Assumes $310 million value for TXU Wholesale (~($650) million for out-of-the-money forward commodity position and $960 million for ongoing operations (~4X 08 EBITDA of $240 million)), $800 million value for gas fleet (~$85/KW) and $400 million value for Sandow 4 unit (a 557 MW power generation unit from which 83% of generation output is sold to Alcoa under a long-term power agreement)

[2] Cost advantage of lignite at $1.20/MMBtu vs PRB cost of $2.10/MMBtu

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#5: …That Is A Significant Premium Over The Value For Similar Assets Implied In A Variety Of Market Signals

Equivalent ERCOT baseload asset value[1]
08E; $/KW



Assumes no value for recently permitted plants
3,180
Assumes full value for recently permitted plants
2,630
2,130
2,240
Implied baseload value in investor group offer
Mean replacement costs for coal and nuclear plants
Mean comparable equity securities[2]

Implied premium on Luminant baseload assets[3] ($ billions)	5.0	3.9
Implied premium on Oncor and TXU Energy ($ billions)	2.0	2.0
Total premium ($ billions)	7.0	5.9
Implied premium for TXU (percent)	*28%*	*22%*

1 Baseload value implied in Aug 9, 2007 enterprise value, corrected for differences of short-term power prices, long-term gas basis differential, long-term CCGT reinvestment economics, capacity factor, emission control capex, fuel price, CO2 tax pass through and state tax difference
2 Comparable securities include AYE, CEG, EXC, MIR, NRG, PEG, PPL, RRI; based on Northbridge analysis
3 Premium based on assuming full value for recently permitted plants

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#5: Based On The Liquid Period Price Curves, An Approximately $8.00/ MMBtu Price For 2013+ Natural Gas Is Implied In The Investor Group Offer Baseload 0 2630 7-12 cash flow 1900 730 13+ cash flow 0 1900 Baseload value 08E; $/KW Baseload value 08-12 cash flow 2013+ cash flow1 Implied 2013+ NYMEX gas price: $7.9/MMBtu assuming full value for recently permitted plants $9.6/MMBtu assuming no value for recently permitted plants 1 Assumes 7.5% discount rate, perpetual cash flow, 90-92% capacity factor for coal, 97% capacity factor for nuclear, $2.18/MMBtu 2013+ levelized PRB delivered cost, CCGT reinvestment heat rate at 2015+ of 8.85MMBtu/MWh HSC heat rate (CCGT cost to build of $780/KW), $12.0/ton levelized CO2 tax starts 2015, with 75% allocation in year 1 - year 5 and 50% in year 6 - year 10, and 25% in year 11 - year 15, 0% allocation year 16+ and a 55% pass through The value for the baseload fleet in the investor group offer implies a value for the 2013+ cash flows that is on the order of what operating assets have transacted for today This implies a long-term gas price of $7.9/MMBtu-$9.6/MMBtu

#6: This Value Represents A Significant Premium Over The Value For Long-Term Gas Implied In A Variety Of Market Signals


Long-term (2013+) Henry Hub natural gas prices
$/MMBtu
Assumes no value for recently permitted plants
9.6
Assumes full value for recently permitted plants
7.9
6.0
6.7
6.4
Implied in investor group offer
Mean replacement costs for incremental North American production
Mean implied in comparable Power equity securities1
Mean implied in long lived E&P equity securities2

Implied premium on Luminant baseload assets[3] ($ billions)	6.0	3.9	4.7
Implied premium on Oncor and TXU Energy ($ billions)	2.0	2.0	2.0
Total premium ($ billions)	8.0	5.9	6.7
Implied premium for TXU (percent)	*33%*	*23%*	*26%*

[1] Includes AYE, CEG, EXC, MIR, NRG, PEG, PPL, and RRI, based on Northbridge analysis
[2] Includes COG, KWK, SWN
[3] Premium based on assuming full value for recently permitted plants

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#7: Analysis Of Hypothetical LBO Economics Suggests A Highly Volatile Return Profile Linked To Natural Gas And Exit Multiples Equivalent 2013 exit EV/EBITDA multiple (ratio) 2013+ NYMEX ($/MMBtu) Hypothetical return on investment1 (%) 6.6 6.0 -36% 7.2 6.5 -13% 7.7 7.0 -2% 8.3 7.5 5% 8.8 8.0 11% 9.4 8.5 16% 10.0 9.0 20% Even assuming financing was available, current credit conditions would reduce the amount a new LBO buyer would be willing to pay to replicate the same returns2 1 Based on management's view, following consultation with Lazard, and the current TXU plan does not account for potential business model changes by the investor group 2 Assuming new buyer capitalization structure would be 75% debt and debt would be 100 bps more expensive, buyer could only pay $66/share to replicate economics at $8.00/MMBtu long-term gas

The Current TXU Trading Price Suggests That The Market Believes A Meaningful Premium Exists In The Deal Assumed probability of close (Percent) Implied TXU stock price if deal breaks1 ($/share) Implied premium in offer (Percent) 20% 62.4 11% 40% 60.4 15% 60% 56.5 23% 80% 44.8 55% The current value for TXU's security suggests that if the deal was to break, TXU's security would likely trade meaningfully below $69.25 share 1 Based on stock price as of Aug 9, 2007; assumes closure in 4th quarter 2007, 8% cost of equity Based on August 9, 2007 share price of $63.55/share and transaction price of $69.25/share

Today's Agenda Transaction Process and Overview Dynamic evaluation process Non-management led buyout Fact-based process led by four independent directors and advisors Merger terms including a 50-day "go-shop" process, with no match rights, to help ensure maximum value for shareholders Management Stand-Alone Plan Evaluation of Offer Conclusion Meaningful implied premium based on fundamental and market analysis Offer maximizes value and is superior to the Stand-Alone Plan Other Value Considerations Substantial uncertainty in underlying commodities and asset values Potential for value leakage from Luminant in high power price scenarios Possible downward revaluation of Oncor Potential for continued regulatory intervention in TXU Energy Relative to Stand-Alone Plan, investor group offer provides meaningful implied premium based on a variety of fact-based methodologies Other market signals confirm that the merger represents maximum value PUC approval of future transactions involving Oncor reduces likelihood of future premium (the investor group offer is grandfathered) Market, legislative and regulatory challenges undermine integrated business model If the transaction is not completed, TXU would not expect to remain integrated Stand-Alone Plan entails separation into 3 businesses with high performance targets Each business would face challenges and opportunities going forward; the board determined that the investor group offer maximized value to shareholders

90 2.38 91 2.18 92 2.36 93 2.61 94 2.28 95 2.02 96 2.69 97 2.78 98 2.4 99 2.62 00 4.305 01 3.955833333 02 3.355833333 03 5.488333333 04 5.899166667 05 8.88 06 6.7425 07 7.02125 08 8.27725 09 8.598416667 10 8.38075 11 8.096666667 12 7.85 13 7.67 In Its Evaluation, The Board Recognized The Volatile And Uncertain Future Of Natural Gas Prices 1 As of Aug 8, 2007 Source: Pira Experts have constructed consistent scenarios that vary very significantly over the long term Henry Hub natural gas prices 90-13E; $/MMBtu Historic prices NYMEX forward curve1

The Board Considered Long-Term Fundamental Drivers That Point To Tighter Supply And Demand... Driver Implication Supply More than a 7 BCF/d shortage in world liquefaction capacity relative to regassification capacity European supply cartel (Gazprom, Algeria, Statoil) economically incented to withhold volume to maintain high prices By 2015, the declining reserve profile would imply more than doubling of drilling (over 60,000 wells) to maintain balance Demand The increase in coker projects will likely narrow refining margins raising the price of residual oil and increasing demand for natural gas The increase in biofuels will reduce refining margins and add incremental demand for natural gas Tightening environmental restrictions make it difficult to switch from gas to distillate, increasing demand and weakening the historic ceiling on gas prices Inability to permit coal-fueled generation could increase power demand for gas by up to 20 BCFd Carbon restrictions will increase gas demand and raise the floor on natural gas prices

....As Well As Economic Opportunities That Would Point To Significant Increases In Domestic Supply There is more than 60 BCFd of economic production at long-term gas levels, significantly below the implied long-term gas level in the Transaction Deep Shelf (Platform) Gulf of Mexico 41 27 LNG 60 Barnett Shale - Horizontal Well 45 Hartshorne Coal 40 PRB Big George 39 South Texas 32 Raton Basin - Raton / Vermejo Coal 28 Cotton Valley - Panola Co. 25 Fayetteville Shale - Horizontal Well 22 Uinta Basin - Mesaverde 22 Woodford Shale - Horizontal Well 20 Piceance Basin - Williams Fork 19 PRB Wyodak 15 LNG Estimated IRR of North American gas investments at long-term $7.50/MMBtu NYMEX Percent GOM1 Barnett shale Hartshorne coal PRB Big George South Texas Raton Basin Cotton Valley Fayette- ville shale 68 Initial production rate BCFd2 6-12 38 2.5 0.3 0.1 3.0 1 Includes Deep Shelf Platform, Deep Shelf Open Water, Conventional Platform and Conventional Open Water 2 Estimate of production that can come on line by 2012 Piceance Basin Uinta Basin Woodford shale PRB Wyodak 0.5 1.5 1.4 2.5 1.5 1.2 0.1

The Board Believed That Potential For Value Leakage Increased Across Each Of TXU's Businesses In High Power Price Environments Suppliers PRB transportation costs up almost 100% Uranium costs up 1000% Labor rates up 90% over the last 2 years Construction and equipment costs up 40% in last 2 years Competitors/substitutes /new entrants 68 GW of proposed new capacity in ERCOT Potential for new technologies Potential for low cost labor Customers/3rd party stakeholders Price caps (retail/ wholesale) Increased permitting timelines Forced environmental retrofits or taxes Reduced authorized ROEs Competitive markets are efficient; if economic rent exists, all parts of the supply chain will seek ways to capture it Reduced Value Capture

Other Sectors Like E&P Have Witnessed This Phenomenon Estimated value of Top 50 energy projects 07E; $ billions NPV at $17/bbl in 03 Commodity price increase $17/bbl? $47/bbl NPV at $47/bbl in 07 Increased light/heavy differentials Increase in taxation Increase in opex While commodity prices have increased 176%, projects have seen only relatively modest gains as a result of supply chain and stakeholder pressures Increase in capex

Competitors Will Likely Add Capacity In High Power Price Environments That Would Cannibalize Potential Value

Levelized breakeven power cost for different technologies[1]
$/MWh



79
70
61
61
59
Implied power price in offer[2]

	IGCC	Nuclear	Wind	SCPC	CCGT @ $6.50/MMBtu
Expected to come on line by 2012 (GW)	0	0	6.0	4.0	1.6
Incremental proposed new build in ERCOT (GW)	1	19	23	4	11

Before the market reached the long term power price implied in the offer, it is likely new capacity would be added to cannibalize the power price; over 11 GW of new capacity is expected to be on line in ERCOT by 2012

[1] Assumes cost to build for nuclear of $2,500/Kw; IGCC--$2,200/Kw; wind--$1,500/Kw; SCPC--$1,800/Kw ; CCGT--$ 650/Kw at 6.45 heat rate; 10% IRR; Nuclear receives federal loan guarantee and 25% of allocated production tax credits for first 8 years; $20/MWh wind PTC per year for the first 10 years
[2] Range based on the value attributed to Oak Grove and Sandow 5 (low end of range equals full value- high end of range equals no value)

75

T&D Businesses Are Currently Trading Significantly Above Their Long-Term Averages 3/31/1992 1.203704583 1.36 0.072977903 6/30/1992 1.254668863 1.36 0.073693175 9/30/1992 1.284978555 1.36 0.066121563 12/31/1992 1.309922934 1.36 0.067274516 3/31/1993 1.408029855 1.36 0.062489016 6/30/1993 1.394670011 1.36 0.059753016 9/30/1993 1.403847359 1.36 0.056046349 12/31/1993 1.298724761 1.36 0.05594371 3/31/1994 1.122582926 1.36 0.060708226 6/30/1994 1.028359381 1.36 0.070802063 9/30/1994 0.956528076 1.36 0.073197143 12/30/1994 0.967419732 1.36 0.078298525 3/31/1995 1.010669384 1.36 0.074657213 6/30/1995 1.120497898 1.36 0.065898065 9/29/1995 1.135615718 1.36 0.063217903 12/29/1995 1.207038429 1.36 0.058909344 3/29/1996 1.136144944 1.36 0.05908918 6/28/1996 1.106492441 1.36 0.067105781 9/30/1996 0.97379208 1.36 0.067653175 12/31/1996 1.056479398 1.36 0.063449677 3/31/1997 0.985327653 1.36 0.065557167 6/30/1997 1.002116676 1.36 0.066931875 9/30/1997 1.057434141 1.36 0.062354844 12/31/1997 1.320431821 1.36 0.058999677 3/31/1998 1.450032589 1.36 0.055840492 6/30/1998 1.521741422 1.36 0.055892063 9/30/1998 1.607558451 1.36 0.051985313 12/31/1998 1.71753183 1.36 0.046540484 3/31/1999 1.533651145 1.36 0.049952787 6/30/1999 1.675549945 1.36 0.055365469 9/30/1999 1.40907348 1.36 0.058796719 12/31/1999 1.329442223 1.36 0.061388387 3/31/2000 1.274875463 1.36 0.064685714 6/30/2000 1.370571583 1.36 0.061804127 9/29/2000 1.526067478 1.36 0.058853333 12/29/2000 1.572098312 1.36 0.055656452 3/30/2001 1.429754735 1.36 0.050362903 6/29/2001 1.377869141 1.36 0.052586667 9/28/2001 1.297647268 1.36 0.04981082 12/31/2001 1.298909622 1.36 0.047358065 3/28/2002 1.337158855 1.36 0.050622667 6/28/2002 1.238356376 1.36 0.050839531 9/30/2002 1.259787686 1.36 0.042478125 12/31/2002 1.34066679 1.36 0.039899839 3/31/2003 1.155992979 1.36 0.039034918 6/30/2003 1.318172299 1.36 0.03606381 9/30/2003 1.318236686 1.36 0.042124844 12/31/2003 1.375502724 1.36 0.042688548 3/31/2004 1.43227966 1.36 0.039942742 6/30/2004 1.367191817 1.36 0.045824677 9/30/2004 1.438987432 1.36 0.042873594 12/31/2004 1.679098178 1.36 0.041639839 3/31/2005 1.676809981 1.36 0.042936557 6/30/2005 1.855559401 1.36 0.041502031 9/30/2005 1.808340024 1.36 0.042072031 12/30/2005 1.650741292 1.36 0.044837541 3/31/2006 1.608474633 1.36 0.045728065 6/30/2006 1.60101009 1.36 0.050677778 9/29/2006 1.722271533 1.36 0.048887143 12/29/2006 1.882516844 1.36 0.046262258 3/31/2007 1.940548785 1.36 0.046748065 6/30/2007 1.859486549 1.36 0.048424127 7/30/2007 1.801579406 1.36 0.049462692 Market/book ratio1 92-07; Ratio T&D index1 1 Includes CNP, EAS, ED, ITC, NST, NU, POM T&D businesses are currently trading 38% above their 15 year average; policy makers may attempt to correct this by reducing authorized ROEs 15 year average market /book ratio 10 year US treasury rate 92-07; Percent 10 year UST

Commodity Price Volatility May Put Retail Margins At Risk Competitively passing through commodity prices may be required for the retail business to maintain competitive gross margins of $25-$35/MWh 1 Gross margin equals retail price minus cost of power minus cost of wires; does not include hedging, collateral, bad debt or revenue taxes 2 Based on forward curve as of Aug 8, 2007 120 130 132 140 150 7.00 17 27 29 37 47 8.00 6 16 18 26 36 8.40 2 12 14 22 32 9.00 -4 6 8 16 26 Natural gas prices $/MMBtu Residential retail prices $/MWh 2010 forward NYMEX price2 Current TXU standard rate (FlexProtect) Residential gross margin1 $/MWh

Today's Agenda Transaction Process and Overview Dynamic evaluation process Non-management led buyout Fact-based process led by four independent directors and advisors Merger terms including a 50-day "go-shop" process, with no match rights, to help ensure maximum value for shareholders Management Stand-Alone Plan Evaluation of Offer Conclusion Meaningful implied premium based on fundamental and market analysis Offer maximizes value and is superior to the Stand-Alone Plan Other Value Considerations Substantial uncertainty in underlying commodities and asset values Potential for value leakage from Luminant in high power price scenarios Possible downward revaluation of Oncor Potential for continued regulatory intervention in TXU Energy Relative to Stand-Alone Plan, investor group offer provides meaningful implied premium based on a variety of fact-based methodologies Other market signals confirm that the merger represents maximum value PUC approval of future transactions involving Oncor reduces likelihood of future premium (the investor group offer is grandfathered) Market, legislative and regulatory challenges undermine integrated business model If the transaction is not completed, TXU would not expect to remain integrated Stand-Alone Plan entails separation into 3 businesses with high performance targets Each business would face challenges and opportunities going forward; the board determined that the investor group offer maximized value to shareholders

The Board Concluded The Investor Group Offers A Significant Premium Over TXU's Next Best Alternative All methods reflect approximately the same 25% premium as implied at time of announcement Estimated acquisition premium as of August 9, 2007 08E; Percent #1 Announcement #3 DCF #5 Implied baseload asset values #6 Implied gas prices #4 Adjusted multiple Implied value in investor group offer ($ billions) 6.3 6.5 5.4 7.4 6.9

Achieving The Value Assumed In The Stand-Alone Plan Requires High-Performance Results From The Base Businesses Commodity Regulatory Environmental Current forward curve actualizes and long-term gas prices remain above $6.35/MMBtu Gas remains on the margin 100% of the time, notwithstanding potential impacts of demand destruction or supply additions Long-term ERCOT market heat rates equilibrate at CCGT reinvestment economics (no overbuild) Mine-mouth PRB costs remain on the long-term cost curve and the two Western railroads do not exert natural gas parity pricing Interest rates remain low, maintaining historically low costs of capital Public policy makers allow the retail market to work and competitors to achieve sustainable margins throughout the commodity cycle Public policy makers allow the wholesale market to work and allow marginal capacity to recover marginal costs and a return on capital No forced generation divestiture US carbon regulations develop such that prices remain below $15/ton, and industry supported allocation methodologies are implemented Current environmental regulation trajectories (CAIR, CAMR) remain in place for regulated pollutants (SOx, NOx, Hg) Operations Continued capital investments will allow currently operating facilities to continue to operate for more than the next 30 years Productivity gains can be made to offset inflationary costs Solid fuel capacity factors can be maintained above 90% What has to be achieved to execute the Stand-Alone Plan Even if these conditions are achieved, the Stand-Alone Plan is inferior to the investor group offer

Matching The Premium Implied In The Offer Price Would Require Substantial Additional Value Capture On Top Of The Base Plan Along with executing the Stand-Alone plan, incremental value would be required to match the implied offer premium of 25%1 1 Equivalent to each initiative individually 2 Assumes 20% premium over fair value 3 Assumes no premium on Oncor or TXU Energy Successfully originating, developing and constructing 15 TXU reference plants coming on line starting in 2013 Reducing costs by $800 million per year: 130% of Power O&M; 60% of total TXU (excl T&D) non-fuel cost Reducing coal costs by $40/ton (All-in coal cost is $30/ton) Increasing baseload output by 20 TWh (23% increase in capacity factor across existing and proposed plants) Increasing (and sustaining) retail residential gross margins from $23/MWh to $55/MWh Buying a merchant generator2 and increasing EBITDA by 110% (operations synergies would likely add only 12%) An upward shift of the 2013+ levelized gas price by $2.20/MMBtu across all years3 These scenarios are highly speculative or difficult to achieve Alternatives that would match the implied deal premium of 25%

The Board Recommends That TXU Shareholders Vote For The Transaction Prior to the initial inquiries from the investor group, management had been working with the Board to refine its optimal Stand-Alone Plan The Stand-Alone Plan consisted initially of a separation of Oncor but transformed into a three way split to more fully separate the generation and retail businesses in light of market, regulatory and legislative challenges If the transaction is not completed, TXU does not expect to continue as an integrated company The Stand-Alone Plan contemplated a reduction in the number of new coal units and a price cut for North Texas retail customers If the transaction is not completed, TXU does not expect to continue as an integrated company In parallel to developing this Plan, the Board evaluated the investor group offer relative to management's Stand-Alone Plan and other strategic options and decided in February that the investor group offer maximized value for TXU shareholders The process was led by experienced independent directors and advisors and no management has entered into employment arrangements with the investor group The offer represented a 25% premium to the average closing price during the 20 trading-day period prior to rumors of the merger The offer represented a 17%-30% premium over fundamental and market valuations The Board viewed the offer as a significant premium over the projected potential value of TXU even assuming perfect execution of management's Stand-Alone Plan

The Board Recommends That TXU Shareholders Vote For The Transaction (cont) In light of volatile commodity and equity market signals, the Board reevaluated its recommendation in July and affirmed the recommendation based on a refreshed view of the fundamentals, and the risk transfer away from TXU shareholders The Board believed that the offer continued to represent a meaningful premium on July 12, 2007 The Board believed new laws in Texas requiring PUC approval of any utility acquisition reduced the likelihood of alternative transactions offering shareholders a premium (investor group offer grandfathered) The Board's independent financial advisor, Lazard, updated its fairness opinion and concluded the deal was fair from a financial point of view The current state of debt and equity markets made alternative transactions unlikely and could reduce value of TXU's Stand-Alone Plan As of August 9, 2007, the market would imply that the premium is approximately 25%, the same as at the time of announcement in February 2007

Appendix

"Environmental Defense commends KKR and TPG for not only dropping TXU's applications for eight proposed coal plants in Texas, but also for the many other commitments they have made to reduce air pollution and global warming emissions, including their support for a mandatory federal cap and trade program to regulate carbon emissions, doubling TXU's expenditures on efficiency measures and their overall desire to rebuild TXU as a leader in the clean energy economy." Fred Krupp, President, Environmental Defense2 "The NRDC fully supports this transaction and the new company's support for mandatory global warming legislation. This turnaround marks the beginning of a new, competitive focus on clean, efficient, renewable energy strategies to deliver the power we need while cutting global warming emissions. It is a big step forward for the State of Texas and for the American energy economy as a whole." Frances Beinecke, President, Natural Resources Defense Council2 Broad Stakeholder Support for Transaction Texas State Government Environmental Community "The sale of TXU to private equity firms maintains TXU's previous commitment to a 20 percent reduction in their statewide emissions, while ensuring a strong investment in a stable, reliable power supply for electric customers across Texas... we know that market forces are working to ensure our energy supply is both more abundant and more affordable as we look to the future. I applaud this investment in emissions reductions, renewable sources and Texas jobs. This record purchase is a strong indication that the Texas economy remains strong." Governor Rick Perry1 "We remain fully in support of the proposed KKR/TPG acquisition of TXU, and it is our expectation that working together we can build a stronger TXU, not only on behalf of management and the workforce, but also on behalf of the communities we serve." Rick Levy, Texas AFL-CIO and IBEW3 Labor 1 February 26, 2007 statement by Rick Perry, Governor of the State of Texas 2 February 26, 2007, TXU/TEF press release 3 July 13, 2007 letter to TEF representative

Potential Legislative Risks To TXU In The Stand-Alone Plan TXU faces significant political risk Texas Legislative Session began in 2007 with a high degree of legislative proposals specifically targeting the integrated TXU business Chairs of the Senate and House Committees on Regulated Industries jointly introduced legislation that would have forced TXU to divest itself of its electric delivery business (SB 482); SB 482 was passed unanimously by the Texas Senate in March 2007 SB 482 also proposed PUC authority to cap retail electric prices Chairs of the Senate and House Committees on Regulated Industries jointly introduced legislation that would have limited the percentage of generation assets which TXU could own in any particular "zone" of ERCOT to 25% (SB 483); TXU currently owns over 40% of the generation assets in the North Texas zone; SB 483 was passed unanimously by the Texas Senate in March 2007 Adoption of SB 483 at the 25% zonal level would have forced TXU to divest substantially all of its natural gas-fueled generation and up to 1,000 MWs of baseload capacity in the North Texas zone as well as some gas plant capacity in the West Texas zone Potential that TXU would not receive full value from a forced sale of such a significant portion of its generation fleet, with the forced sale also resulting in hundreds of millions in tax liabilities

#1: Comparable Companies' EV/EBITDA1 Multiple 1 See Appendix - Regulation G Reconciliations for definition

#1: Announcement Premium Methodology 1 Reduction in EBITDA due to incremental price cut from 6% to 10% and ongoing costs related with separation 2 Increase in debt due to margin deposits associated with hedging program, lower 2007 operating cash flow, offset by cancellation of 3 reference plants Integrated comparables example Step Description Value A Average comparable multiple on Feb 20 (ratio) 8.05 B TXU EBITDA estimate on Feb 20 ($ billions) 4.9 C=A*B TXU entity value on Feb 20 ($ billions) 39.3 D Average comparable multiple on Aug 9 (ratio) 8.85 E TXU EBITDA estimate on Aug 9 ($ billions)1 4.6 F=D*E TXU entity value on Aug 9 ($ billions) 40.9 G=F-C Delta entity value ($ billions) 1.6 H TXU 07 EOY net debt estimate on Feb 20 ($ billions) 12.9 I TXU 07 EOY net debt estimate on Aug 9 ($ billions)2 13.2 J=I-H Delta debt estimate ($ billions) 0.3 K=G-J Delta equity value ($ billions) 1.2 L=G/464 Delta equity value ($/share) 2.6 M Equity price prior to announcement ($/share) 55.6 N=M+L Implied equity price on Aug 9 ($/share) 58.2 O=69.25/N Implied premium on Aug 9 19%

#4: Methodology For Adjusting The Impact Of Underwater Hedges, Securitization And Step Out Growth Applying this methodology to the comparable group largely explains TXU's historical EV/EBITDA discount relative to comparables Correction Description EV1 $ billions EBITDA1 $ billions Start with conventional ratio 46.3 4.6 Hedges/ POLR Increase EV and equity value by NPV of underwater hedges, Increase net income and EBITDA by underwater hedges 0.7 0 Securitization Decrease EV by securitization debt , Decrease EBITDA by securitization revenue -1.0 -0.1 New build Decrease value of EV and equity by NPV of new build -4.7 0 1 See Appendix - Regulation G Reconciliations for definition Source: Capital IQ, equity research reports, company SEC filings TXU Example

52% 57% #5: Reinvestment Economics For Baseload Assets Recent evidence suggests cost escalation of up to 140% from initial estimates Cliffside 3000 Glades Park 2908 Virginia City 2735 Big Gypsy 2663 Longview 2590 Big Stone 2540 Southwest 2323 Desert Rock 2000 Red Rock 1968 Prairie State 1933 Iatan 1891 White Pine 1875 Seminole 1867 Comanche 1800 Oak Creek 1780 Mid Michigan 1733 Elk Run 1733 Longleaf 1667 Sandow 1448 Coal EPC construction cost estimates/targets 02-07; $/KW Average=$2,130/KW Cliffside Glades Park Virginia City Big Gypsy Longview Big Stone Southwest Desert Rock Red Rock Prairie State Iatan White Pine Seminole Comanche Oak Creek Mid Michigan Elk Run Longleaf Implied equity premium for offer (Percent) -5% -2% 5% 8% 10% 19% 35% 37% 39% 41% 42% 43% 47% 49% 52% 3% Sandow 75%

#5: Methodology For Estimating Baseload Value Embedded In Comparable Power Companies Descriptions Step 1 Calculate entity value of comparable securities as of given date Step 2 Fair value all non-baseload segments including T&D, retail, international, corporate center, and non-baseload generation (gas plants) Majority of value is generally in T&D which is valued using comparables of pure-play T&D companies Step 3 Back into baseload value by subtracting fair value of all other segments from entity value Divide remaining value which represents baseload value by total baseload capacity to solve for baseload value in terms of $/KW Step 4 Translate baseload value into equivalent ERCOT baseload value by correcting for power price, fuel cost, emission cost, CO2 tax, availability, O&M, and state tax rates (see next page)

#5: Translation Of Non-ERCOT Baseload Value Into Equivalent ERCOT Baseload Capacity Corrections Description Power price Translate differences of short-term and long-term power prices between ERCOT and other markets taking into account differences in cost to build, % gas on the margin and delivered gas basis differential Fuel cost Translate differences between delivered coal costs of ERCOT and other markets Emission cost Translate differences in coal emission rates based on type of coal (PRB, lignite, CAPP, NAPP) Translate differences in emissions rates based on current environmental control technology and cost to add controls (FGD, SCR) CO2 tax Translate differences in CO2 tax pass through between ERCOT and other markets based on marginal capacity Translate differences of CO2 emission rate among different baseload technologies Availability Translate differences in availability between ERCOT baseload plants and baseload plants of comparable companies in other markets O&M Translate differences in O&M between ERCOT baseload plants and baseload plants of comparable companies in other markets State tax Adjust for state tax differences between Texas and other states

#5: Adjusted Baseload Value Embedded In Comparable Securities A 2427 B 2369 C 2335 D 2314 E 2221 F 2146 G 2089 H 2032 Adjusted baseload value1 08E; $/KW Implied equity premium for offer (Percent) 14% 17% 18% 19% 23% 30% 33% 1 Baseload value implied in Aug 9, 2007 enterprise value, corrected for differences of short-term power prices, long-term gas basis differential, long-term CCGT reinvestment economics, capacity factor, emission control capex, fuel price, CO2 tax pass through, and state tax difference; baseload values based on Northbridge analysis 2 Letters represent actual US baseload power companies 3 Range based on the value attributed to Oak Grove and Sandow 5 (low end of range equals full value- high end of range equals no value) 27% The investor group offer represents a 22% premium for TXU based on comparing the adjusted baseload values embedded in comparable securities 2 Investor group offer3

#6: Long-Term Gas Prices Embedded In Comparable Securities Implied 2013+ NYMEX1 13+E; $/MMBtu The investor group offer represents a 23% premium for TXU based on comparing the embedded 2013+ natural gas price in comparable securities A 7.7 B 7.4 C 7 D 6.9 E 6.3 F 6.3 G 6.2 H 5.6 Implied equity premium for offer (Percent) 9% 13% 18% 20% 28% 28% 30% 41% 1 2013+ NYMEX embedded in Aug 9, 2007 stock price; gas price calculations based on Northbridge analysis 2 Letters represent actual US baseload power companies 3 Range based on the value attributed to Oak Grove and Sandow 5 (low end of range equals full value- high end of range equals no value) 2 Investor group offer3

#6: Methodology For Estimating Long-Term Gas Prices Embedded In E&P Companies Descriptions Step 1 Choose pure E&P plays with >90% of production and reserves coming from natural gas, an enterprise value between $3 billion - $7 billion, long reserve-to-production ratios (R/P index) and minimal cash flows from pipeline and/or other ancillary operations Step 2 Calculate entity value of comparable securities as of given date Step 3 Value E&P operations based on a 50 year blow-down analysis for Proven, Probable, & Possible (3P) reserves substantially producing and depleting all reserves Step 4 Short-term production valued using the same liquid curve for 2007 - 2012 with the appropriate basin differentials Verify major value drivers against analyst projections, company disclosures, and industry reports Step 5 Back-solve the 2013+ long-term gas price based on consistent assumptions including initial production rates, ultimate reserve recovery, decline rates, reserve estimates, capital costs, and operating costs

#6: Long-Term Gas Prices Embedded In E&P Securities Implied 2013+ NYMEX1 13+E; $/MMBtu Implied premium ranges from 23% to 29% A 6.66 B 6.37 C 6.24 Implied equity premium for offer (Percent) 23% 27% Investor group offer3 29% 1 2013+ NYMEX embedded in Aug 9, 2007 stock price 2 Letters represent actual US pure-play natural gas producers 3 Range based on the value attributed to Oak Grove and Sandow 5 (low end of range equals full value - high end of range equals no value) 2

Appendix - Regulation G Reconciliations

Financial Definitions Measure Definition Capex Capital expenditures EBITDA (non-GAAP) Income from continuing operations before interest income, interest expense and related charges, income tax and depreciation and amortization. Projected estimates of the most comparable GAAP measurement to EBITDA for TXU's businesses (Luminant, Oncor and TXU Energy) are not currently available. TXU is therefore unable to reconcile the most directly comparable GAAP measures to EBITDA for such businesses for forecasted periods. EBITDA is a measure used by TXU to assess performance consistent with industry and peer group analytical measurements. Enterprise Value (EV) (non-GAAP) Total debt plus preference stock and market capitalization. TXU is unable to forecast its EV and therefore, is unable to reconcile the most directly comparable GAAP measures to EV for forecasted periods. This measure is used by TXU to compare current and future value to peer companies. EV/EBITDA (non-GAAP) EV divided by EBITDA. A common metric used by investors to value or predict value of businesses. This measure is used by TXU to compare current and future value to peer companies.

Table 1: TXU Corp. Indicative EBITDA Full Year 2008E - 2011E $ billions 2008E 2009E 2010E 2011E Income from continuing operations1 1.4 2.7 2.9 3.0 Income tax expense 1.8 1.4 1.5 1.6 Interest income, interest expense and related charges 0.5 0.5 0.6 0.2 Depreciation and amortization expense 0.9 0.9 1.0 1.0 EBITDA 4.6 5.5 6.0 5.8 1 Before extraordinary items and cumulative effects of changes in accounting principles